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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2003

WILLIS GROUP HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, Ten Trinity Square, London EC3P 3AX, England
(Address of principal executive offices)

Registrant's telephone number, including area code: (011) 44-20-7488-8111

(Former name or former address, if changed since last report)

Item 5—Other Events

        On April 10, 2003, Willis Group Holdings Limited (the "Company") filed a "universal" shelf registration statement on Form S-3 (File No. 333-104439) with the Securities and Exchange Commission registering an aggregate of $500 million of securities and 20 million shares of the Company's common stock to be sold by certain of its shareholders (the "Shelf Registration Statement"). Under the Shelf Registration Statement, the Company may offer securities, including debt securities of the Company and debt securities (the "Subsidiary Debt Securities") of Trinity Acquisition Limited and Willis North America Inc., each its indirect, wholly-owned subsidiary, which Subsidiary Debt Securities, when issued, will be guaranteed by certain of the Company's subsidiaries.

        Rule 3-10 of Regulation S-X requires that the Company's financial statements incorporated by reference into the Shelf Registration Statement include certain financial information regarding the subsidiaries of the Company that will guarantee the Subsidiary Debt Securities when issued. Footnotes 20 and 21 have been added to the Company's Consolidated Financial Statements and have been included in the Notes to the Consolidated Financial Statements for the fiscal year ended December 31, 2002, which financial statements are filed as Exhibit 99.1 hereto. Other than the addition of Footnotes 20 and 21, there have been no changes to the Consolidated Financial Statements of the Company included as Exhibit 99.1 hereto. Filed as Exhibit 23.1 hereto is the Company's independent auditors' consent to the incorporation by reference in certain registration statements of their report included in Exhibit 99.1.

Item 7—Financial Statements and Exhibits.

(c)
Exhibits

23.1
Independent Auditors' Consent

99.1
Financial Statements and Supplementary Accounts.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED
By:	/s/ THOMAS COLRAINE Thomas Colraine Group Chief Financial Officer

Dated: April 16, 2003

EXHIBIT INDEX

Exhibit Number	Title
23.1	Independent Auditors' Consent
99.1	Financial Statements and Supplementary Accounts.

Exhibit 23.1

Independent Auditors' Consent

        We consent to the incorporation by reference in Registration Statements No. 333-62780 and No. 333-63186 of Willis Group Holdings Limited on Form S-8 and Registration Statement No. 333-104439 on Form S-3, of our report dated February 5, 2003, except for Notes 20 and 21, as to which the date is April 16, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") appearing in this Current Report on Form 8-K dated April 16, 2003 of Willis Group Holding Limited.

Deloitte & Touche

London, England
April 16, 2003

Exhibit 99.1

WILLIS GROUP HOLDINGS LIMITED

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Willis Group Holdings Limited
Hamilton, Bermuda

        We have audited the accompanying consolidated balance sheets of Willis Group Holdings Limited and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedule listed in the Index at Exhibit 99.1. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Willis Group Holdings Limited and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As explained in Note 4 to the consolidated financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets".

Deloitte & Touche
London, England
February 5, 2003, except for Notes 20 and 21, as to which the date is April 16, 2003

WILLIS GROUP HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2002	2001	2000
	(millions, except per share data)
REVENUES:
Commissions and fees	$1,661	$1,357	$1,237
Interest income	74	67	68

Total revenues	1,735	1,424	1,305

EXPENSES:
General and administrative expenses (excluding non-cash compensation)	1,214	1,054	1,062
Non-cash compensation—performance options (Note 13)	80	158	—
Depreciation expense	34	33	37
Amortization of goodwill and other intangible assets	1	35	35
Net gain on disposal of operations (Note 5)	(13)	(17)	(1)
Restructuring costs (Note 3)	—	—	18

Total expenses	1,316	1,263	1,151

OPERATING INCOME	419	161	154
Interest expense	65	82	89

INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	354	79	65
INCOME TAX EXPENSE (Note 6)	141	62	33

INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	213	17	32
EQUITY IN NET INCOME OF ASSOCIATES (Note 7)	9	4	2
MINORITY INTEREST (including preferred stock dividends of $12 in 2001 and $23 in 2000)	(12)	(19)	(25)

NET INCOME	$210	$2	$9

NET INCOME PER SHARE (Note 8)
—Basic	$1.43	$0.01	$0.07
—Diluted	$1.28	$0.01	$0.07

AVERAGE NUMBER OF SHARES OUTSTANDING (Note 8)
—Basic	147	136	121
—Diluted	164	148	121

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31,
	2002	2001
	(millions, except per share data)
ASSETS
Cash and cash equivalents	$211	$128
Fiduciary funds—restricted (Note 9)	1,369	1,282
Short-term investments (Note 9)	54	42
Accounts receivable, net of allowance for doubtful accounts of $30 in 2002 and $25 in 2001	6,589	5,703
Fixed assets, net of accumulated depreciation of $129 in 2002 and $95 in 2001	213	185
Goodwill and other intangible assets, net of accumulated amortization of $118 in 2002 and $115 in 2001	1,262	1,201
Investments in associates (Note 7)	108	135
Deferred tax assets (Note 6)	151	75
Other assets	188	198

TOTAL ASSETS	$10,145	$8,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$7,725	$6,799
Deferred revenue and accrued expenses	233	163
Income taxes payable	169	75
Long-term debt (Note 11)	567	787
Provisions (Note 10)	129	140
Other liabilities	443	273

Total liabilities	9,266	8,237

COMMITMENTS AND CONTINGENCIES (Note 17)
MINORITY INTEREST	25	16
STOCKHOLDERS' EQUITY:
Common shares, $0.000115 par value; Authorized: 4,000,000,000; Issued and outstanding, 148,249,419 shares in 2002 and 147,635,170 shares in 2001	—	—
Additional paid-in capital	960	867
Retained earnings (accumulated deficit)	42	(165)
Accumulated other comprehensive (loss) income (Note 16)	(131)	5
Treasury stock, at cost, 886,255 shares in 2002 and 816,981 shares in 2001	(17)	(11)

Total stockholders' equity	854	696

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,145	$8,949

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2002	2001	2000
	(millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$210	$2	$9
Adjustments to reconcile net income to net cash provided by operating activities:
Net (gain) loss on sale of subsidiary, fixed assets and short-term investments	(13)	(17)	2
Depreciation	34	33	37
Amortization of goodwill and other intangible assets	1	35	35
Provision for doubtful accounts	6	10	8
Minority interest	9	6	3
Provisions	(18)	(13)	(23)
Provision for deferred income taxes	(8)	(18)	(8)
Non-cash compensation expense attributable to performance options	80	158	—
Other	(6)	—	3
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary funds—restricted	(22)	(320)	(124)
Accounts receivable	(563)	(1,142)	(742)
Accounts payable	547	1,446	851
Other	86	41	28

Net cash provided by operating activities	343	221	79

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on disposal of fixed assets	3	5	7
Additions to fixed assets	(47)	(40)	(30)
Net cash proceeds from sale of operations	15	22	1
Acquisitions of subsidiaries, net of cash acquired	(13)	—	(8)
Investments in and advances to associates	—	—	(1)
Tax refund relating to prior acquisition	—	5	—
Purchase of short-term investments	(21)	(16)	(32)
Proceeds on sale of short-term investments	13	14	25
Other, net	—	—	(3)

Net cash used in investing activities	(50)	(10)	(41)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	(221)	(172)	(32)
Repayment of preference shares	—	(273)	—
Proceeds from initial public offering, net of offering costs	—	282	—
Purchase of treasury stock, net of sale proceeds	(1)	(11)	—
Proceeds from issue of shares	4	7	9

Net cash used in financing activities	(218)	(167)	(23)

INCREASE IN CASH AND CASH EQUIVALENTS	75	44	15
Effect of exchange rate changes on cash and cash equivalents	8	(4)	(7)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	128	88	80

CASH AND CASH EQUIVALENTS, END OF YEAR	$211	$128	$88

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	December 31,
	2002	2001	2000
	(millions, except share data)
COMMON SHARES OUTSTANDING (thousands)
Balance, beginning of year	147,635	123,698	120,568
Common shares issued	76	23,698	3,069
Exercise of stock options	538	239	61

Balance, end of year	148,249	147,635	123,698

ADDITIONAL PAID-IN CAPITAL
Balance, beginning of year	$867	$410	$401
Proceeds from issue of shares, net of offering costs of $30 in 2001	5	296	9
Non-cash compensation—performance options	80	158	—
Employee share plans	3	—	—
Gains on sale of treasury stock	5	3	—

Balance, end of year	960	867	410

RETAINED EARNINGS (ACCUMULATED DEFICIT)
Balance, beginning of year	(165)	(167)	(176)
Net income	210	2	9
Employee share plans	(3)	—	—

Balance, end of year	42	(165)	(167)

ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME
Balance, beginning of year	5	(5)	1
Foreign currency translation adjustment	1	(4)	(8)
Cumulative effect of accounting change	—	8	—
Unrealized holding gains	2	1	2
Minimum pension liability adjustment	(167)	—	—
Net gain on derivative instruments	28	5	—

Balance, end of year	(131)	5	(5)

TREASURY STOCK
Balance, beginning of year	(11)	—	—
Cost of shares acquired	(7)	(11)	—
Shares reissued under stock compensation plans	1	—	—

Balance, end of year	(17)	(11)	—

TOTAL STOCKHOLDERS' EQUITY	$854	$696	$238

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    THE COMPANY AND ITS OPERATIONS

        Business—Willis Group Holdings Limited ("Willis Group Holdings") and subsidiaries (collectively, the "Company") provide a broad range of value-added risk management consulting and insurance brokerage services, both directly and indirectly through its associates, to a diverse base of clients internationally. The Company provides specialized risk management advisory and other services on a global basis to clients in various industries, including the construction, aerospace, marine and energy industries. In its capacity as an advisor and insurance broker, the Company acts as an intermediary between clients and insurance carriers by advising clients on risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through the Company's global distribution network. The Company also provides other value-added services.

        Organization—Willis Group Holdings was incorporated on February 8, 2001 as an exempted company under the Companies Act 1981 of Bermuda, for the sole purpose of redomiciling the ultimate parent company of the Willis Group (comprised of TA I Limited and subsidiaries) from the United Kingdom ("UK") to Bermuda. On incorporation, Willis Group Holdings was wholly-owned by Profit Sharing (Overseas), Limited Partnership, an affiliate of Kohlberg Kravis Roberts & Co., L.P. and one of the existing stockholders of TA I Limited ("TA I").

        Willis Group Holdings, effective from May 8, 2001, exchanged its common shares for all the issued and outstanding ordinary shares of TA I ("the Exchange Offer"). As a result of the Exchange Offer, the former stockholders of TA I acquired a majority voting interest in Willis Group Holdings. Under accounting principles generally accepted in the United States of America ("US GAAP"), the company whose stockholders retain the majority interest in a combined business must be treated as the acquirer for accounting purposes. Accordingly, the transaction has been accounted for as a "reverse acquisition" for financial reporting purposes and TA I is deemed to have acquired 100% of the equity interest in Willis Group Holdings. The relevant acquisition process utilizes the capital structure of Willis Group Holdings and the assets and liabilities of TA I and subsidiaries (collectively, the "Predecessor") are recorded at historical cost. The Predecessor is the operating entity for financial reporting purposes and the financial statements prior to May 8, 2001 represent the Predecessor's financial position and results of operations. The assets and liabilities and results of operations of the Predecessor are included as of May 8, 2001. Although TA I was deemed to be the acquiring corporation for financial accounting and reporting purposes, the legal status of Willis Group Holdings as the surviving corporation did not change. For the period prior to June 11, 2001, the date of Willis Group Holdings' initial public offering, the computation of net income per share has been retroactively restated to reflect the number of shares received in the Exchange Offer.

2.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

        The consolidated financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the major accounting policies followed in the preparation of the accompanying consolidated financial statements, which conform to US GAAP, is presented below.

        Principles of Consolidation—The accompanying consolidated financial statements include the accounts of Willis Group Holdings and its subsidiaries, all of which are controlled through the ownership of a majority voting interest. Intercompany balances and transactions have been eliminated on consolidation.

        Foreign Currency Translation—Transactions in currencies other than the functional currency of the entity are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange prevailing at the balance sheet date and the related transaction gains and losses are reported in the statements of operations. Certain intercompany loans are determined to be of a long-term investment nature. The Company records transaction gains and losses from remeasuring such loans as a component of other comprehensive income.

        Upon consolidation, the results of operations of subsidiaries and associates whose functional currency is other than the US dollar are translated into US dollars at the average exchange rate and assets and liabilities are translated at year-end exchange rates. Translation adjustments are presented as a separate component of other comprehensive income in the financial statements and are included in net income only upon sale or liquidation of the underlying foreign subsidiary or associated company.

        Use of Estimates—The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the year. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning the selection of useful lives of fixed assets and intangible assets, provisions necessary for trade receivables and liabilities, the carrying value of investments, income tax valuation allowances and other similar evaluations. Actual results could differ from those estimates.

        Cash and Cash Equivalents—Cash and cash equivalents primarily consist of time deposits and certificates of deposit with original maturities of three months or less.

        Fiduciary Funds-Restricted—Fiduciary funds-restricted represent unremitted premiums received from insureds and unremitted claims received from insurers. Fiduciary funds are generally required to be kept in certain regulated bank accounts subject to guidelines which emphasize capital preservation and liquidity; such funds are not available to service the Company's debt or for other corporate purposes. Notwithstanding the legal relationships with clients and insurers, the Company is entitled to retain interest income earned on fiduciary funds in accordance with industry custom and practice and, in some cases, as supported by agreements with insureds.

        Included in fiduciary funds-restricted are cash and cash equivalents, time deposits, certificates of deposit and debt securities. These securities are carried at fair market value, with unrealized gains and losses reported in other comprehensive income. Realized gains and losses on investments sold are included in net income and are derived using the specific identification method for determining the cost of securities.

        Accounts Receivable and Accounts Payable—In its capacity as an insurance agent or broker, the Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers on behalf of insureds. Unremitted insurance premiums and claims are held in a fiduciary capacity. The obligation to remit these funds is recorded as accounts payable on the Company's consolidated balance sheets. The period for which the Company holds such funds is dependent upon the date the insured remits the payment of the premium to the Company and the date the Company is required to forward such payment to the insurer. Balances arising from insurance brokerage transactions are reported as separate assets or liabilities unless such balances are due to or from the same party and a right of offset exists, in which case the balances are recorded net.

        Accounts receivable are stated at estimated net realizable values. Allowances are recorded, when necessary, in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts. The write-off of accounts receivable was $2 million, $2 million and $7 million in the years ended December 31, 2002, 2001 and 2000, respectively.

        Short-Term Investments—The Company classifies all short-term investments as available-for-sale in accordance with the provisions of Statement of Financial Accounting Standard ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. These securities are carried at fair market value, with unrealized gains and losses reported in other comprehensive income. Realized gains and losses on investments sold are included in net income and are derived using the specific identification method for determining the cost of securities.

        Fixed Assets—Fixed assets are stated at cost less accumulated depreciation. Expenditures for improvements are capitalized; repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets.

        Depreciation on buildings and long leaseholds is calculated over 50 years. Depreciation on leasehold improvements is calculated over the lesser of the useful life of the assets or the lease term. Depreciation on furniture and equipment is calculated based on a range of 3 to 25 years.

        The components of fixed assets are as follows:

	December 31,
	2002	2001
	(millions)
Land and buildings	$113	$98
Leasehold improvements	43	33
Furniture and equipment	186	149

Total fixed assets, cost	342	280
Less accumulated depreciation	(129)	(95)

Total fixed assets, net	$213	$185

        Recoverability of Fixed Assets—In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets and certain identifiable intangible assets held and used by a company are required to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the undiscounted future cash flow is less than the carrying amount of the asset, the asset is deemed impaired. The amount of the impairment is measured as the difference between the carrying value and the fair value of the asset. Generally, long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

        Goodwill—Goodwill represents the excess of the cost of businesses acquired over the fair market value of identifiable net assets at the dates of acquisition. The Company reviews goodwill for impairment whenever facts or circumstances indicate that the carrying amounts may not be recoverable. If an evaluation is required, the estimated future undiscounted cash flows associated with the underlying business operation are compared to the carrying amount of goodwill to determine if a write-down is required. If such an assessment indicates that the undiscounted future cash flows will not be recovered, the carrying amount is reduced to the estimated fair value. Acquired intangible assets are being amortized on a straight-line basis over their estimated useful life.

        Investments in Associates—Investments in entities less than 50% owned in which the Company has the ability to exercise significant influence are accounted for by the equity method of accounting whereby the investment is carried at cost of acquisition, plus the Company's equity in undistributed net income since acquisition, less dividends received. Investments in entities less than 20% owned are accounted for by the cost method. Such investments are not publicly traded. The Company periodically reviews its investments in associates for which fair value is less than cost to determine if the decline in value is other than temporary. If the decline in value is judged to be other than temporary, the cost basis of the investment is written down to fair value. The amount of any write-down is included in the results of operations as a realized loss.

        Put and Call Options Relating to Subsidiaries and Associates—For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell (a put option) their shares to the Company at various dates in the future. Generally, the exercise price of such puts and calls is formula-based (using revenues and earnings) and is designed to reflect fair value. On inception of an option agreement, the Company records the puts and calls at fair value. The put and call options are subsequently marked to market at each reporting period with changes in value being recognized in the statements of operations.

        Derivative Financial Instruments—The Company uses derivative financial instruments for other than trading purposes to alter the risk profile of an existing underlying exposure. Interest rate swaps are used to manage interest risk exposures. Forward foreign currency exchange contracts are used to manage currency exposures arising from future income. The fair value of derivative contracts are recorded in other assets and other liabilities with changes in fair value of effective hedges recorded in other comprehensive income and changes in fair value of ineffective hedges recorded in general and administrative expenses. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings.

        Income Taxes—The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires recognition of deferred tax assets and liabilities for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating and capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period in which the enactment date changes. Deferred tax assets and liabilities are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realized.

        Pensions—The Company accounts for pension expense in accordance with SFAS No. 87, Employers' Accounting for Pensions. Pension information is presented in accordance with SFAS No. 132, Employers' Disclosures About Pensions and Other Post Retirement Benefits.

        Stock-Based Compensation—The Company accounts for its stock option and stock-based compensation plans using the intrinsic-value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). Accordingly, the Company computes compensation costs for each employee stock option granted as the amount by which the quoted market price (or estimated fair value for options granted before the initial public offering) of the Company's shares on the date of the grant exceeds the amount the employee must pay to acquire the shares. As required by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company has included, in Note 13, the required SFAS 123 pro forma disclosures of net income and net income per share as if the fair value-based method of accounting had been applied.

        Revenue Recognition—Revenue includes insurance commissions, fees for services rendered, certain commissions receivable from insurance carriers and interest income.

        The Company takes credit for commissions (or fees negotiated in lieu of commission) in respect of insurance placements at the date when the insured is billed or at the inception date of the policy, whichever is later. Commissions on additional premiums and adjustments are recognized as and when advised. Fees for consulting services are recorded as the services are provided or, for short-term projects, on completion of the project. Fees for other services, including captive management and third party administration, are recognized over the period for which the services are rendered. The Company establishes contract cancellation reserves where appropriate. At December 31, 2002, 2001 and 2000, such amounts were not material.

        Commissions receivable from insurance carriers such as commissions contingent on the performance of insurance policies placed are recognized at the earlier of the date when cash is received, or when formal, written notification of the actual amount due is received from the insurance carrier. If some of the commissions received are potentially subject to full or partial repayment to the carrier, then recognition is deferred until the conditions for repayment have passed. Interest income is recognized as earned.

        Accounting Changes and Recent Accounting Pronouncements—SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, was effective for the Company from January 1, 2001. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at fair value. Gains or losses resulting from changes in the value of derivatives are accounted for depending on the intended use of the derivative and whether they qualify for hedge accounting. The adoption of SFAS 133, effective January 1, 2001, resulted in an increase in other comprehensive income, net of tax, of $8 million reported as the cumulative effect of adopting an accounting principle.

        In April 2002, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 addresses a number of different issues and is effective at various dates during 2002 and 2003. The Company has assessed the potential impact of the adoption of SFAS 145 and concluded that there is no material impact to its financial position or results of operations.

        In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS 146 at January 1, 2003 will not have a material impact on the Company's financial position or results of operations, but that adoption could, in future, affect the timing of when certain costs associated with exit or disposal activities are recognized.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123 ("SFAS 148"). SFAS 148 amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. These three alternatives are: (1) the prospective method which recognizes fair value expense for all awards granted in the year of adoption but not previous awards; (2) the modified prospective method which recognizes fair value expense for the unvested portion of all stock options granted, modified, or settled since 1994 (i.e., the unvested portion of the prior awards or those granted in the year of adoption must be recorded using the fair value method); or (3) retroactive restatement method which is similar to the modified prospective method except that all prior periods are restated. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. Management is still assessing the impact of SFAS 148.

        In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). FIN 45 specifies certain accounting and disclosure requirements for guarantees to third parties including indebtedness. FIN 45 is effective on a prospective basis for guarantees issued or modified after December 31, 2002. The Company has assessed the potential impact of the adoption of FIN 45 and concluded that there is no material impact on the Company's financial position or results of operations.

        Reclassifications—Certain reclassifications have been made to the prior year amounts to conform to the current year presentation.

3.    RESTRUCTURING COSTS

        The Company recorded a restructuring charge of $18 million primarily for employee termination benefits and excess operating lease obligations as a result of restructuring plans during the year ended December 31, 2000.

        In 1999, the Company announced a comprehensive restructuring plan to segment accounts, eliminate unprofitable accounts and activities, consolidate several sales process functions and streamline and centralize client service functions in the North American operations. This restructuring plan resulted in the Company recording a charge of $11 million representing excess operating lease obligations (net of expected sublease income) in 2000.

        In 2000, the Company developed a plan to exit certain business lines including the sale of the municipality business of Public Entities National Company ("PENCO"), part of the US wholesale operations, and the sale of certain other non-strategic businesses. As a result of this plan, it was expected that approximately 250 employees would be terminated. The sale of the municipality business of PENCO was completed in January 2001 and the sale of certain third party administration businesses were completed during 2002. Restructuring charges of $7 million were recorded by the Company in the fourth quarter of 2000, representing $4 million of employee termination benefits and $3 million of other exit costs relating to these plans. At December 31, 2002, 239 employees had been transferred or terminated.

        The amounts used in the year ended December 31, 2002, were $3 million (2001: $6 million; 2000: $10 million) representing employee termination benefits of $nil (2001: $3 million; 2000: $6 million) and excess operating lease obligations and other exit costs of $3 million (2001: $3 million; 2000: $4 million). Consequently, at December 31, 2002, the balance of restructuring charges was $6 million (2001: $9 million; 2000: $15 million), representing employee termination benefits $2 million (2001: $2 million; 2000: $5 million) and excess operating lease obligations and other exit costs of $4 million (2001: $7 million; 2000: $10 million).

4.    GOODWILL AND OTHER INTANGIBLE ASSETS

        The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), with effect from January 1, 2002. Upon initial adoption of SFAS 142, reclassification of the carrying amounts of previously acquired intangible assets was not required.

        A reconciliation table is provided to exclude the effect of goodwill amortization in accordance with the transitional disclosures relating to SFAS 142. Results for the year ended December 31, 2002 have been prepared in accordance with SFAS 142.

	Years ended December 31,
	2002	2001	2000
	(millions, except per share data)
Net income, as reported	$210	$2	$9
Amortization of goodwill	—	35	35

Adjusted net income	$210	$37	$44

Basic net income per share, as reported	$1.43	$0.01	$0.07
Amortization of goodwill	—	0.26	0.29

Adjusted basic net income per share	$1.43	$0.27	$0.36

Diluted net income per share, as reported	$1.28	$0.01	$0.07
Amortization of goodwill	—	0.24	0.29

Adjusted diluted net income per share	$1.28	$0.25	$0.36

        A transitional assessment of goodwill impairment at January 1, 2002 was completed by June 30, 2002. Management concluded that the fair value of the Company's individual reporting units exceeded the carrying value of the net assets including goodwill, and hence this process did not result in any impairment being recorded on adoption of SFAS 142.

5.    ACQUISITIONS AND DISPOSITIONS

        Acquisitions—On January 1, 2002 the Company acquired a further 22%, in addition to the 45% already owned, in Willis GmbH, Germany's third largest insurance broker, to improve the Company's market position and broaden its global offering and capabilities on behalf of its clients. Accordingly, Willis GmbH has been accounted for as a subsidiary from January 1, 2002. A further 11% interest was acquired on September 30, 2002. The aggregate cash purchase price for the further 33% interest was $23 million, of which $5 million was deferred to 2003. The Company initially recorded goodwill of $20 million pending completion of the purchase price allocation. In January 2003, the Company acquired the remaining 22% interest in Willis GmbH.

        The following table provides supplemental pro forma information about the Company's results of operations as though the business combination had been completed as of the beginning of the reporting periods:

	Years ended December 31,
	2002 Actual	2001 Pro forma
	(millions, except per share data)
Total revenues	$1,735	$1,475
Income before income taxes, equity in net income of associates and minority interests	354	83
Net income	210	3

Net income per share
—Basic	$1.43	$0.02
—Diluted	$1.28	$0.02

        During 2002, in addition to the acquisition of Willis GmbH, the Company also acquired, or increased its investments in, a number of other businesses. The aggregate purchase price of these acquisitions approximated $9 million, inclusive of deferred payments amounting to $4 million. During 2001 and 2000, the Company acquired, or increased its investments in, a number of businesses. The aggregate purchase price of all acquisitions completed during 2001 and 2000 approximated $25 million and $12 million, respectively, inclusive of deferred payments amounting to $4 million in 2000. Additional consideration of up to $4 million is payable in future periods contingent upon future revenues of the acquired businesses reaching specified thresholds.

        All of these transactions were recorded using the purchase method of accounting. Accordingly, the results of operations of the acquired businesses and the Company's increased share of the undistributed net income of associates have been included in the Company's consolidated results from their respective acquisition dates. The assets acquired and liabilities assumed were recorded at estimated fair values. Pro forma results from these acquisitions would not have been materially different from the amounts reported.

        The preliminary purchase price allocations for the acquisitions are subject to adjustment during the year following acquisition.

        Dispositions—In November 2002, the Company completed the sale of its Life and Health third-party administration business. The gain on disposal of $14 million included a goodwill write off of $3 million and has been recorded in the statement of operations. Total proceeds relating to other disposals in 2002 were not material.

        In July 2001, the Company completed the sale of its 51% interest in Willis National Holdings Limited. The gain on disposal amounted to $22 million and has been recorded in the statement of operations. In December 2001, the Company completed a restructuring of Willis Italia Holdings S.p.A. in which a subsidiary of that entity was disposed of in exchange for an increase in the Company's investment in Willis Italia Holdings S.p.A. from 50.1% to 67%. The loss on disposal of $5 million included a net goodwill write-off of $3 million. Total proceeds relating to 2000 were not material.

6.    INCOME TAXES

        The components of income before income taxes, equity in net income of associates and minority interest are as follows:

	Years ended December 31,
	2002	2001	2000
	(millions)
US	$84	$15	$21
UK	188	10	23
Other jurisdictions	82	54	21

Income before income taxes, equity in net income of associates and minority interest	$354	$79	$65

        The provision for income taxes by location of the taxing jurisdiction consisted of the following:

	Years ended December 31,
	2002	2001	2000
	(millions)
Current income taxes:
US federal tax	$41	$27	$13
US state and local taxes	12	10	5
UK corporation tax	70	30	4
Other jurisdictions	26	12	14

Total current taxes	149	79	36

Deferred taxes:
US federal tax	(25)	(23)	(5)
US state and local taxes	(4)	(6)	(1)
UK corporation tax	22	9	6
Other jurisdictions	(1)	3	(3)

Total deferred taxes	(8)	(17)	(3)

Total income taxes	$141	$62	$33

        Under current Bermuda law, the Company is not required to pay any taxes in Bermuda on its income, profits or capital gains. The following table reconciles the income tax expense in these financial statements to that which would be expected at the US federal statutory income tax rate:

	Years ended December 31,
	2002	2001	2000
	(millions)
Income before income taxes, equity in net income of associates and minority interest	$354	$79	$65

Corporation tax rate	35%	35%	35%

Income tax expense at corporation tax rate	124	28	23
Adjustments to derive effective rate:
Non-deductible items:
Goodwill and other intangible assets amortization	1	13	13
Stock options	16	31	—
Other	6	(4)	10
Other items:
Change in valuation allowance	—	—	(3)
Prior year adjustment	(5)	(1)	(1)
Tax differentials of foreign earnings:
UK earnings	(13)	(5)	(2)
Other jurisdictions	12	1	4
Other	—	(1)	(11)

Provision for income taxes	$141	$62	$33

        The significant components of deferred income tax assets and liabilities and their balance sheet classifications are as follows:

	December 31,
	2002	2001
	(millions)
Deferred tax assets:
Accrued expenses not currently deductible	$16	$12
UK net operating losses	29	29
UK capital losses	71	63
Accrued retirement benefits	91	19
Provisions	25	27
Deferred compensation	18	16
Stock options	45	30
Other	7	3

Gross deferred tax assets	302	199
Less: valuation allowance	(100)	(92)

Net deferred tax assets	202	107

Deferred tax liabilities:
Financial derivative transactions	19	5
Prepaid retirement benefits	14	8
Tax-leasing transactions	9	11
Other	9	8

Deferred tax liabilities	51	32

Net deferred tax assets	$151	$75

        At December 31, 2002, the Company had a valuation allowance of $100 million (2001: $92 million) to reduce its deferred tax assets to estimated realizable value. The valuation allowance relates to the deferred tax assets arising from UK tax operating loss carryforwards and UK capital loss carryforwards, both of which have no expiration date. UK tax operating loss carryforwards can only be used against income arising in certain UK subsidiaries. In addition, the capital loss carryforwards can only be offset against future UK capital gains.

        At December 31, 2002, the Company had deferred tax assets of $202 million, net of the valuation allowance. Management believes, based upon the level of historical taxable income and projections for future taxable income over the periods in which the temporary differences are anticipated to reverse, and prudent and feasible tax-planning strategies, it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowance. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if estimates of taxable income are revised. In the event that the valuation allowance of $100 million at December 31, 2002 (2001: $92 million) is reduced in future years to recognize deferred tax assets, $71 million (2001: $63 million) will be allocated to reduce goodwill.

        The Company recognizes a deferred tax liability related to the undistributed earnings of subsidiaries when the Company expects that it will recover those undistributed earnings in a taxable manner, such as through receipt of dividends or sale of the investments. The Company does not, however, provide for income taxes on the unremitted earnings of certain other subsidiaries where, in management's opinion, such earnings have been indefinitely reinvested in those operations, or will be remitted either in a tax free liquidation or as dividends with taxes substantially offset by foreign tax credits. It is not practical to determine the amount of unrecognized deferred tax liabilities for temporary differences related to these investments.

7.    INVESTMENTS IN ASSOCIATES

        The Company holds a number of investments which it accounts for using the equity method. The Company's interest in the outstanding stock of the more significant associates is as follows:

		December 31,
	Country	2002	2001
Al-Futtaim Willis Faber (Private) Limited	Dubai	49%	49%
Willis GmbH & Co., K.G. (Note 5)	Germany	—	45%
Gras Savoye & Cie ("Gras Savoye")	France	33%	33%
Willis A/S	Denmark	30%	30%
Herzfeld & Levy SA	Argentina	40%	40%

        Of those listed above, the Company's principal investment as of December 31, 2002 and 2001 is Gras Savoye, a French insurance broker. Included in the carrying amount of the Gras Savoye investment is goodwill of $72 million and $72 million, net of accumulated goodwill amortization of $7 million and $7 million as of December 31, 2002 and 2001, respectively. As of December 31, 2002 and 2001, the Company's other investments in associates individually and in the aggregate were not material to the Company's operations.

        On July 23, 1997, the Company entered into an agreement with Gras Savoye whereby, among other things, the co-shareholders of Gras Savoye (other than management) have the right to sell (put option) their shares to the Company possibly increasing the Company's ownership interest from 33% to 90%. The option expires in 2011 and Gras Savoye's eligible co-shareholders may exercise their rights from January 1, 2001. In addition, the Company has the right to purchase (call option) at least 50.1% of Gras Savoye's shares from the co-shareholders. The call option is exercisable from December 1, 2009. The exact amount payable by the Company under the put and call is based on the greater of a price per Gras Savoye share defined contractually or a formula-based price contingent on Gras Savoye's future results.

        Unaudited condensed financial information for associates, in the aggregate, as of and for the years ended December 31, is presented below. For convenience purposes: (i) balance sheet data has been translated to US dollars at the relevant year-end exchange rate, and (ii) condensed statement of operations data has been translated to US dollars at the relevant average exchange rate.

	2002	2001	2000
	(millions)
Condensed statement of operations data:
Net sales	$294	$307	$286
Income before income taxes	44	35	33
Net income	30	24	17
Condensed balance sheet data:
Total assets	1,017	742
Total liabilities	(919)	(665)
Stockholders' equity	(98)	(77)

8.    NET INCOME PER SHARE

        Basic net income per share is calculated by dividing net income by the average number of shares outstanding during each period. The computation of diluted net income per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue shares were exercised or converted into shares or resulted in the issue of shares that then shared in the net income of the Company.

        The computation of net income per share has been retroactively restated to reflect the number of shares of Willis Group Holdings, after consummation of the Exchange Offer.

        For the year ended December 31, 2002, time-based and performance-based options to purchase 19,514,534 and 11,091,859 (2001: 19,266,392 and 11,274,672; 2000: 17,865,957 and 11,608,109) shares, respectively, and 198,174 restricted shares (2001 and 2000: nil), respectively, were outstanding. Basic and diluted net income per share are as follows:

	Years ended December 31,
	2002	2001	2000
	(millions, except per share data)
Basic average number of shares outstanding	147	136	121
Dilutive effect of potentially issuable shares	17	12	—

Diluted average number of shares outstanding	164	148	121

Basic net income per share	$1.43	$0.01	$0.07
Dilutive effect of potentially issuable shares	(0.15)	—	—

Diluted net income per share	$1.28	$0.01	$0.07

        During the third quarter of 2002, the reported results for the nine months ended September 30, 2002 exceeded the performance criteria (based on the twelve months' results ending December 31, 2002) necessary to trigger the vesting of the performance options. In accordance with SFAS No. 128, Earnings per Share, such potentially issuable shares have been included in the calculation of the average number of diluted shares from the beginning of the third quarter.

        For the year ended December 31, 2000, time-based options to purchase 17,865,957 of management shares were outstanding. The exercise price of these options was established based on management's estimate of the fair value of these options on the measurement dates. In addition, the Predecessor's shares were not publicly traded during this period and, in the opinion of management, the average market value was not in excess of the exercise price. Accordingly, such options had no dilutive nor antidilutive effect on net income per share for the year ended December 31, 2000.

9.    FIDUCIARY FUNDS—RESTRICTED AND SHORT-TERM INVESTMENTS

        The Company's fiduciary funds-restricted and short-term investments consist of cash, time deposits, certificates of deposit and debt securities. Accrued interest on investments is recorded as other assets.

        The debt securities are recorded at fair market value. Fair market value is based upon the market price of the security plus accrued interest, if any. Unrealized holding gains and losses are reported, net of tax, as a component of other comprehensive income. As of December 31, 2002 and 2001, the amortized cost of securities approximated fair value.

        Realized gains and losses, net of tax, on debt securities are included in net income. During 2002, 2001 and 2000, sales of debt securities totaled $36 million, $21 million and $52 million, respectively, on which realized gains and losses were not material to the consolidated results of the Company.

        Fiduciary funds-restricted and short-term investments consist of the following:

	December 31,
	2002	2001
	(millions)
Fiduciary funds-restricted:
Cash and cash equivalents(1)	$1,240	$855
Certificates of deposits	69	416
US Treasury bills(2)	9	7
Time deposits	51	4

	$1,369	$1,282

Short-term investments(2):
US Government securities	$6	$4
UK Government securities	2	3
Other foreign government securities	17	21
Corporate debt securities	29	14

	$54	$42

(1)
Cash and cash equivalents primarily consist of time deposits and certificates of deposit with original maturities of three months or less.

(2)
Debt securities classified as available-for-sale.

10.  PROVISIONS

        Provisions as of and for the years ended December 31, are as follows:

	Claims	Pension Review	Surplus Properties	Discontinued Operations	Total
	(millions)
January 1, 2000	$56	$77	$22	$37	$192
Charge to operations	15	—	11	—	26
Used in the year	(14)	(21)	(8)	(6)	(49)
Foreign exchange and other adjustments	(4)	(5)	(2)	—	(11)

December 31, 2000	53	51	23	31	158
Charge to operations	29	—	1	—	30
Used in the year	(14)	(18)	(7)	(4)	(43)
Foreign exchange and other adjustments	(2)	(2)	—	(1)	(5)

December 31, 2001	66	31	17	26	140
Charge to operations	13	—	2	—	15
Used in the year	(9)	(12)	(5)	(7)	(33)
Foreign exchange and other adjustments	—	4	1	2	7

December 31, 2002	$70	$23	$15	$21	$129

        The claims provision represents management's assessment of liabilities that may arise from asserted and unasserted claims for errors and omissions that arise in the ordinary course of the Company's business. Where some of the potential liability is recoverable under the Company's external insurance arrangements, the full assessment of the liability is included in the provision with the associated insurance recovery shown separately as an asset. There were no insurance recoveries recognized as of December 31, 2002 and 2001.

        In common with many companies involved in selling personal pension plans in the UK, the Company's financial advisory business, Willis Corroon Financial Planning Limited ("WCFP"), is required by the Financial Services Authority ("the Regulator"), which regulates these matters, to review certain categories of personal pension plans sold to individuals between 1988 to 1994. WCFP is required to compensate those individuals who transferred from, opted out or did not join, their employer-sponsored pension plan if the expected benefits from their personal pension plan did not equal the benefits that would have been available from their employer-sponsored pension plan. Whether compensation is due to a particular individual, and the amount thereof, is dependent upon the subsequent performance of the personal pension plan sold and the net present value of the benefits that would have been available from the employer-sponsored pension plan calculated using financial and demographic assumptions prescribed by the Regulator.

        The surplus properties provision relates to future lease rentals of leasehold properties which are surplus to the Company's operational requirements. The provision amount represents the discounted contracted lease payments less an allowance for future rental income.

        The provision for discontinued operations includes estimates for future costs of administering the run-off of the Company's former US and UK underwriting operations. The US underwriting operation was disposed of in 1986 and put into liquidation in 1994. In the UK, Willis Faber (Underwriting Management) Limited ("WFUM"), a wholly-owned subsidiary of the Company provided underwriting agency and other services to certain insurance companies including Sovereign Marine & General Insurance Company Limited ("Sovereign") (in Scheme of Arrangement) (collectively, the "stamp companies") and in 1991 ceased arranging new business on behalf of the stamp companies. Willis Faber Limited has agreed with certain of the stamp companies to fund certain costs of the run-off, subject to agreed guidelines as to timing and amount. Although the Company expects the run-off to be conducted in an orderly manner, it may ultimately prove to be a lengthy and expensive process. The amounts to be funded under the run-off arrangements are currently within the aggregate of the provisions made.

11.  LONG-TERM DEBT

        Long-term debt consists of the following:

	December 31,
	2002	2001
	(millions)
Senior Credit Facility term loan, variable rate due 2005 to 2006	$157	$348
9% senior subordinated notes, due 2009	410	439

	$567	$787

        Senior Credit Facility—During 1998, the Company entered into a credit agreement providing up to $450 million in term loans and $150 million in revolving credit facilities. The credit agreement, as amended, includes a term loan facility under which tranches of the loan mature between 2005 and 2006.

        Pursuant to the credit agreement, the Company makes loan repayments based on the amortization schedule specified in the credit agreement. In addition, during 2002, 2001 and 2000, the Company made non-mandatory early repayments totaling $191 million, $60 million and $30 million, respectively. As a consequence, the Company's next scheduled repayment under the facility is not due until 2005. For the years ended December 31, 2002 and 2001, the weighted-average interest rate relating to all loans under the Senior Credit Facility ranged from 2.75% to 4.31% and 5.63% to 6.88%, respectively; net of an interest rate swap, the ranges were 6.02% to 7.58% and 6.26% to 7.50%, respectively.

        The revolving credit facility is available for working capital requirements and general corporate purposes, subject to certain limitations, until 2005. The revolving credit facility is available for loans denominated in US dollars, pounds sterling and certain other currencies and for letters of credit, including to support loan note guarantees.

        The credit agreement contains numerous operating and financial covenants, including, without limitation, requirements to maintain minimum ratios of adjusted earnings before interest, tax, depreciation and amortization ("EBITDA"), to interest and maximum levels of indebtedness in relation to adjusted EBITDA. In addition, the credit agreement includes covenants relating to limitation on liens, limitations on sales and other disposals of assets, limitations on indebtedness and other liabilities, limitations on capital expenditures, limitations on investments, mergers, acquisitions, loans and advances, limitations on dividends and other distributions, limitations on prepayment, redemption or amendment of the senior subordinated notes, maintenance of property, environmental matters, employee benefit matters, maintenance of insurance, nature of business, compliance with applicable laws, corporate existence and rights, payment of taxes and access to information and properties. At December 31, 2002, the Company was in compliance with all covenants.

        All obligations of Willis North America Inc. ("Willis North America") (the borrower) under the credit agreement are guaranteed by Trinity Acquisition Limited and its UK and US subsidiaries, including Willis Group Limited, with certain exceptions. Obligations under the credit agreement are secured by a pledge of capital stock of certain subsidiaries of Trinity Acquisition, including capital stock of Willis Group Limited, its direct subsidiaries (with certain exceptions), Willis North America and its direct US subsidiaries, the partnership interests of Willis Partners, as well as, in some circumstances, certain intercompany notes and certain non-cash proceeds of asset sales, in each case subject to exceptions and conditions included in the credit agreement. The pledge of stock owned by Willis Group Limited is supported by a general lien filed in the UK against Willis Group Limited's assets.

        9% Senior Subordinated Notes—In February 1999, Willis North America refinanced a short-term loan by issuing 9% senior subordinated notes due 2009 (the "Notes") in the aggregate principal amount of $550 million. The interest on the Notes is payable semi-annually on February 1 and August 1.

        From and after February 1, 2004, Willis North America may redeem the Notes, in whole or in part, at a redemption price equal to 104.5% of the aggregate principal amount of the Notes being redeemed in 2004, which percentage declines by 1.5% per annum over the next years to 100% in 2007, plus accrued and unpaid interest.

        During 2002 and 2001, Willis North America bought back and canceled Notes totaling $29 million and $111 million, respectively. The difference between the market price paid and the book value was not material.

        If Willis North America becomes subject to a change of control, holders of its Notes will have the right to require the Company to purchase all of their Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase. In addition, under specified circumstances, Willis North America will be required to offer to purchase the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the date of purchase, with the excess proceeds of certain asset sales.

        The indenture for the Notes contains covenants that, among other things, limit the ability of Willis North America, Willis Group Limited, Willis Partners and some of their subsidiaries to incur additional indebtedness and issue preferred stock; pay dividends or make other distributions; repurchase capital stock or subordinated indebtedness; create liens; enter into some transactions with associates; sell assets and assets of subsidiaries; issue or sell capital stock of some subsidiaries; and enter into some mergers and acquisitions. At December 31, 2002, the Company was in compliance with all covenants.

        Two of Willis Group Holdings' wholly owned subsidiaries, Willis Group Limited and Willis Partners, have jointly and severally and fully and unconditionally guaranteed the prompt and complete performance of Willis North America in respect of the Notes.

        Scheduled Debt Repayments—Aggregate maturities of long-term debt for the five years subsequent to December 31, 2002 are as follows:

(millions)
2005	$83
2006	74
Thereafter	410

$567

        Lines of Credit—The Company also has available $2 million in lines of credit, of which $nil (2001: $nil) was drawn as of December 31, 2002 (excluding the $150 million revolving credit facility).

12.  PENSION PLANS

        Willis North America has a 401(k) plan covering all eligible employees of Willis North America and its subsidiaries. The plan allows participants to make pre-tax contributions and the Company provides a matching contribution of 3% of employees' annual eligible compensation. All investment assets of the plan are held in a trust account administered by independent trustees. The Company's 401(k) mandatory matching contributions for 2002, 2001 and 2000 were approximately $5 million, $5 million and $6 million, respectively.

        The Company has two principal defined benefit pension plans funded externally which cover all eligible employees. One plan exists in the UK and the other in the US. It is the Company's policy to fund pension costs as required by applicable laws and regulations.

        The following schedules provide information concerning the Company's UK and US defined benefit pension plans as of and for the years ended December 31:

	UK Pension Benefits		US Pension Benefits
	2002	2001	2002	2001
	(millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$973	$946	$371	$337
Service cost	25	24	14	13
Interest cost	58	54	25	24
Employee contributions	3	2	—	—
Amendments	(29)	—	—	—
Actuarial loss	86	16	22	12
Benefits paid	(41)	(38)	(16)	(15)
Foreign currency changes	115	(31)	—	—

Benefit obligations, end of year	1,190	973	416	371

Change in plan assets:
Fair value of plan assets, beginning of year	1,102	1,246	340	358
Actual return on plan assets	(170)	(80)	(32)	(8)
Employee contributions	3	2	—	—
Employer contributions	15	15	11	5
Benefits paid	(41)	(38)	(16)	(15)
Foreign currency changes	111	(43)	—	—

Fair value of plan assets, end of year	1,020	1,102	303	340

Reconciliation of funded status:
Funded status	(170)	129	(113)	(31)
Unrecognized net actuarial loss (gain)	276	(84)	62	(20)
Unrecognized prior service gain	(28)	—	—	—

Net asset (liability) recognized	78	45	(51)	(51)

Amounts recognized in balance sheet consist of:
Prepaid benefit cost	—	45	—	—
Accrued benefit liability	(135)	—	(81)	(51)
Accumulated other comprehensive income	213	—	30	—

Net asset (liability) recognized	$78	$45	$(51)	$(51)

        The weighted-average actuarial assumptions utilized in determining the above amounts for the UK and US defined benefit plans were as follows:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
	2002	2001	2002	2001
Weighted-average assumptions:
Discount rate	5.6%	5.8%	6.5%	7.0%
Expected return on plan assets	7.3%	7.3%	8.5%	8.5%
Rate of compensation increase	3.3%	3.5%	4.0%	5.0%

        The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the US plan with accumulated benefit obligations in excess of plan assets were $416 million, $384 million and $303 million, respectively, as of December 31, 2002. The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the UK plan with accumulated benefit obligations in excess of plan assets were $1,190 million, $1,155 million and $1,020 million, respectively, as of December 31, 2002.

        The components of the net periodic benefit (income) cost of the UK and US defined benefit plans are as follows:

	Years ended December 31,
	UK Pension Benefits			US Pension Benefits
	2002	2001	2000	2002	2001	2000
	(millions)
Components of net periodic benefit (income) cost:
Service cost	$25	$24	$27	$14	$13	$13
Interest cost	58	54	56	25	24	22
Expected return on plan assets	(88)	(80)	(80)	(29)	(30)	(30)
Recognized actuarial gain	(3)	(6)	(2)	—	(5)	(9)

Net periodic benefit (income) cost	$(8)	$(8)	$1	$10	$2	$(4)

13.  STOCK BENEFIT PLANS

        Willis Group Holdings has adopted the plans described below providing for the grant of time-based options and performance-based options and various other share-based grants to employees. The objectives of these plans include attracting and retaining the best personnel, motivating management personnel by means of growth-related incentives to achieve long-range goals and providing employees with the opportunity to increase their share ownership in Willis Group Holdings.

        Amended and Restated 1998 Share Purchase and Option Plan—This plan, which was established on December 18, 1998, provides for the granting of time-based and performance-based options to employees of the Company. There are 30,000,000 shares available for grant under this plan provided, however, that in no event the total number of shares subject to options and other equity for current and future participants exceed 25% of the equity of Willis Group Holdings on a fully diluted basis. All options granted under this plan are exercisable at £2 per share ($3.22 using the year-end exchange rate of £1 = $1.61) except for 111,111 time-based options which are exercisable at $13.50. No further grants are to be made under this plan.

        Time-based options are earned upon the fulfilment of vesting requirements. Options are generally exercisable in equal instalments of 20% per year over a five-year period commencing on or after December 18, 2000.

        Performance-based options became exercisable, subject to the fulfilment of vesting requirements with effect from January 1, 2003, upon the achievement of cash flow and EBITDA (as defined in the plan agreements) targets of Willis Group Limited. Options are generally exercisable in equal instalments of 25% per year over a four-year period commencing on or after December 18, 2001.

        Willis Award Plan—This plan, which was established on July 13, 2000, provides for the granting of time-based options to selected employees who have been identified as superior performers. There are 5,000,000 shares available for grant under this plan provided, however, that in no event the total number of shares subject to options and other equity for current and future participants exceed 25% of the equity of Willis Group Holdings on a fully diluted basis. All options granted under this plan are exercisable at £2 per share ($3.22 using the year-end exchange rate of £1 = $1.61). The options vest immediately on the grant date and are exercisable any time up to July 13, 2010.

        2001 Share Purchase and Option Plan—This plan, which was established on May 3, 2001, provides for the granting of time-based options and various other share-based grants at fair market value to employees of the Company. There are 10,000,000 shares available for grant under this plan. Options are exercisable from the third, sixth or eighth anniversary of grant, although for certain options the exercisable date may accelerate depending on the achievement of certain performance goals. Unless terminated sooner by the board of directors, the 2001 Plan will expire 10 years after its adoption. That termination will not affect the validity of any grant outstanding at that date.

        Compensation Expense—Willis Group Holdings applies the intrinsic value method allowed by APB 25 in accounting for its stock option plans. Under APB 25, compensation expense resulting from awards under fixed plans (time-based options, options granted pursuant to the Willis Award Plan and various other share-based grants to employees) are measured as the difference between the quoted (or best estimate of) market price, and the exercise price on the measurement date. All fixed plan options have been granted by Willis Group Holdings at an exercise price equal to management's best estimate of the market price at the measurement date, prior to the initial public offering, and equal to the quoted market price, subsequent to the initial public offering. Accordingly, pursuant to APB 25 no compensation expense has been recognised for fixed option plans in the statements of operations.

        Compensation expense resulting from awards under variable plans (performance-based options) is measured as the difference between the quoted market price and the exercise price at the date when the number of shares is known (the date the performance conditions are satisfied). The cost is recognized over the period the employee performs related services. Estimates of compensation expense were recorded before the measurement date based on the quoted market price of the shares at the intervening dates in situations where it was probable that the performance conditions would be attained.

        Management determined in the third quarter of 2001 that it was probable that the maximum performance condition would be attained. The measurement date under APB 25 was December 31, 2002. Accordingly, compensation expense for the year ended December 31, 2002 of $80 million ($67 million, net of tax) (2001: $158 million ($132 million, net of tax)) was recognized based on the 11.1 million (2001: 11.3 million) unforfeited performance options outstanding at that date, a quoted market price of $28.67 (2001: $23.55) and an average elapsed performance period of 85% (2001: 68%).

        Had compensation expense for such plans been determined consistent with the fair value method prescribed by SFAS 123 using the Black-Scholes option-pricing model, the Company's pro forma net income and net income per share would have been:

	Years ended December 31,
	2002	2001	2000
	(millions, except per share data)
Net income:
As reported	$210	$2	$9
Pro forma	272	127	4
Net income per share:
Basic:
As reported	$1.43	$0.01	$0.07
Pro forma	1.85	0.93	0.03
Diluted:
As reported	$1.28	$0.01	$0.07
Pro forma	1.66	0.86	0.03
Assumptions:
Dividend yield	2%	0%	0%
Expected volatility	34%	30%	30%
Risk-free interest rate	2.41%	4.15%	5.26%
Weighted-average expected life (years)	3	3	3
Weighted-average fair value of options granted	$5.38	$4.04	$0.82

        The compensation expense as generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder.

        The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because Willis Group Holdings employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

        Time-based stock option transactions under the plans are as follows:

	2002		2001		2000
December 31, (shares in thousands)	Shares	Weighted average exercise price(1)	Shares	Weighted average exercise price(1)	Shares	Weighted average exercise price(1)
Balance, beginning of year	18,724	$4.65	17,323	$2.90	11,004	$3.00
Granted	1,112	$28.18	1,963	$16.93	7,155	$3.00
Exercised	(500)	$3.07	(239)	$3.31	(61)	$3.00
Forfeited	(326)	$10.05	(323)	$3.07	(775)	$3.00

Balance, end of year	19,010	$5.98	18,724	$4.37	17,323	$3.00

Options exercisable at year-end	8,225	$3.22	5,386	$2.90	2,439	$3.00

(1)
Certain options are exercisable at £2 per share. Year-end exchange rates of £1 = $1.61, £1 = $1.45 and £1 = $1.50 have been used as of December 31, 2002, 2001 and 2000, respectively.

        A summary of time-based options outstanding and exercisable at December 31, 2002 is as follows:

(shares in thousands)	Options outstanding			Options exercisable
Range of exercise prices	Shares outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Shares exercisable	Weighted average exercise price
$3.22	16,132	6	$3.22	8,225	$3.22
$13.50	963	9	$13.50	—	—
$16.95–$23.32	950	9	$21.43	—	—
$27.95–$35.75	965	10	$29.39	—	—

$3.22–$35.75	19,010	6	$5.98	8,225	$3.22

        Performance-based stock option transactions under the plans are as follows:

	2002		2001		2000
December 31, (shares in thousands)	Shares	Weighted average exercise price(1)	Shares	Weighted average exercise price(1)	Shares	Weighted average exercise price(1)
Balance, beginning of year	11,275	$3.22	11,608	$2.90	11,004	$3.00
Granted	—	—	25	$2.90	1,379	$3.00
Forfeited	(183)	$3.22	(358)	$2.90	(775)	$3.00

Balance, end of year	11,092	$3.22	11,275	$2.90	11,608	$3.00

Options exercisable at year-end	—	—	—	—	—	—

(1)
All options are exercisable at £2 per share. Year-end exchange rates of £1 = $1.61, £1 = $1.45 and £1 = $1.50 have been used as of December 31, 2002, 2001 and 2000, respectively.

        The weighted-average remaining contractual life of performance-based options outstanding at December 31, 2002, was 6 years.

14.  FINANCIAL INSTRUMENTS

        The Company's principal financial instruments, other than derivatives, comprise bank loans and overdrafts, the Senior Credit Facility and the Notes, cash deposits and short-term investments. The Company also enters into derivative transactions (principally interest rate swaps and forward foreign currency contracts) in order to manage interest rate and currency risks arising from the Company's operations and its sources of finance. The Company does not hold financial instruments for trading purposes.

        The main risks arising from the Company's financial instruments are interest rate risk, liquidity risk, foreign currency risk and credit risk. The Company's board of directors reviews and agrees policies for managing each of these risks as summarized below. The Company has applied SFAS 133 in accounting for these financial instruments.

        Interest Rate Risk—The Company's operations are financed principally through the Senior Credit Facility, which has a variable interest rate and the Notes, which have a 9% fixed interest rate. Interest rate swaps are used to generate the desired interest rate profile and to manage the Company's exposure to interest rate fluctuations.

        Willis North America has entered into an interest rate swap agreement under which its LIBOR-based variable rate interest payment obligations on the full amount of the term loans have been swapped for fixed rate interest payment obligations until the final maturity of those term loans. The swap agreement provides for a reduction of the notional amount of the swap obligation on a semi-annual basis, and to the extent the actual amount outstanding under the term loans exceeds the notional amount at any time, Willis North America would be exposed to the risk of increased interest rates on that excess.

        The Company has designated the interest rate swap agreement as a cash flow hedge as defined by SFAS 133 with the fair value recorded in other liabilities on the balance sheet. Changes in fair value are recorded as a component of other comprehensive income. Gains of $1 million were recorded for the year ended December 31, 2002 (2001: loss $9 million). Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings.

        The differential to be paid or received is recognized as an adjustment to interest expense as incurred. The swap agreement matures on or before the Senior Credit Facility to which it is matched.

        As a result of the Company's operating activities, the Company receives cash for premiums and claims which it deposits in short-term investments denominated in US dollars and other currencies. The Company earns interest on these funds, which is included in the Company's financial statements as interest income. These funds are regulated in terms of access and the instruments in which they may be invested, most of which are short-term in maturity. In order to manage interest rate risk arising from these financial assets, the Company enters into interest rate swaps to receive a fixed rate of interest and pay a variable rate of interest fixed in the various currencies related to the short-term investments. The use of interest rate contracts essentially converts groups of short-term investments to fixed rates.

        The fair value of these contracts is recorded in other assets and other liabilities, with changes in fair value of effective cashflow hedges recorded in other comprehensive income and changes in fair value of ineffective hedges recorded in general and administrative expenses. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. For the year ended December 31, 2002, the Company has recorded gains of $20 million in other comprehensive income relating to changes in fair value on contracts which are effective cashflow hedges as defined in SFAS 133 (2001: gain $8 million). For contracts which were not designed for hedge accounting as defined in SFAS 133, the Company has recorded losses of $1 million in general and administrative expenses representing the change in fair value for the year ended December 31, 2002 (2001: gain $8 million).

        A summary of the Company's interest rate swaps by major currency is as follows:

		December 31,
				Weighted average Interest Rates
		Notional Amount(1)	Termination Dates	Receive	Pay
		(millions)		%	%
2002
US dollar	Receive fixed—pay variable	$878	2003-2006	5.55	1.64
	Receive variable—pay fixed	157	2004	1.72	5.10
Pounds sterling	Receive fixed—pay variable	316	2003-2005	5.68	4.00
Euro	Receive fixed—pay variable	109	2003-2006	4.70	3.00
2001
US dollar	Receive fixed—pay variable	$1,044	2002-2006	5.91	4.15
	Receive variable—pay fixed	328	2006	4.10	5.10
Pounds sterling	Receive fixed—pay variable	299	2002-2005	6.19	5.20
Euro	Receive fixed—pay variable	89	2002-2006	4.71	4.27

(1)
Notional amounts represent US dollar equivalents translated at the spot rate as of December 31.

        Liquidity Risk—The Company's objective is to ensure that it has the ability to generate sufficient cash either from internal or external sources, in a timely and cost-effective manner, to meet its commitments as they fall due. The Company's management of liquidity risk is embedded within its overall risk management framework. Scenario analysis is continually undertaken to ensure that its resources can meet liquidity requirements. These resources are supplemented by a $150 million revolving credit facility which expires on November 19, 2005, of which no amount is currently drawn.

        Foreign Currency Risk—The Company's objective is to maximize its cash flow in US dollars. In all locations with the exception of the UK, the Company predominantly generates revenues and expenses in the local currency. In the UK, however, the Company earns revenues in a number of different currencies but expenses are almost entirely in pounds sterling. This mismatch creates a currency exposure.

        The Company's policy within the UK is to convert into sterling all revenues arising in currencies other than US dollars together with sufficient US dollar revenues to fund the remaining sterling expenses. Outside the UK, only those cash flows necessary to fund mismatches between revenues and expenses are converted into local currency; amounts remitted to the UK are generally converted into sterling. These transactional currency exposures are principally managed by entering into forward foreign exchange contracts.

        The fair value of these contracts is recorded in other assets and other liabilities, with changes in the fair value of effective cashflow hedges recorded in other comprehensive income and changes in fair value of ineffective hedges recorded in general and administrative expenses. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. For the year ended December 31, 2002, the Company has recorded a gain of $7 million in other comprehensive income relating to changes in the fair value on contracts which are effective cashflow hedges as defined in SFAS 133 (2001: gain $6 million). For contracts which were not designated for hedge accounting as defined in SFAS 133, the Company has recorded a gain of $2 million in general and administrative expenses representing the change in the fair value for the year ended December 31, 2002 (2001: loss $6 million).

        The table below summarizes by major currency the contractual amounts of the Company's forward contracts to exchange foreign currencies for pounds sterling. Foreign currency notional amounts are reported in US dollars translated at spot rates at December 31.

	December 31,
	Sell 2002(1)	Sell 2001
	(millions)
US dollar	$125	$128
Euro	81	25
Japanese yen	30	20

(1)
Forward exchange contracts range in maturity from 2003 to 2005.

        Credit Risk and Concentrations of Credit Risk—Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted and from movements in interest rates and foreign exchange rates. The Company does not anticipate non-performance by counterparties. The Company generally does not require collateral or other security to support financial instruments with credit risk; however, it is the Company's policy to enter into master netting arrangements with counterparties as practical.

        Concentrations of credit risk that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Financial instruments on the balance sheet that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, and derivatives which are recorded at fair value. The Company maintains a policy providing for the diversification of cash and cash equivalent investments and places such investments in an extensive number of high quality financial institutions to limit the amount of credit risk exposure. Concentrations of credit risk with respect to receivables are limited due to the large number of clients and markets in which the Company does business, as well as the dispersion across many geographic areas. Management does not believe significant risk exists in connection with the Company's concentrations of credit as of December 31, 2002.

        Fair Value—The estimated fair value of the Company's financial instruments held or issued to finance the Company's operations is summarized below. Certain estimates and judgments were required to develop the fair value amounts. The fair value amounts shown below are not necessarily indicative of the amounts that the Company would realize upon disposition nor do they indicate the Company's intent or ability to dispose of the financial instrument.

	December 31,
	2002		2001
	Carrying amount	Fair Value	Carrying amount	Fair Value
	(millions)
Assets:
Cash and cash equivalents	$211	$211	$128	$128
Fiduciary funds—restricted	1,369	1,369	1,282	1,282
Short-term investments	54	54	42	42
Derivative financial instruments	69	69	33	33
Liabilities:
Long-term debt	567	596	787	805
Derivative financial instruments	8	8	13	13

        The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

        Cash and Cash Equivalents—The estimated fair value of these financial instruments approximates their carrying values due to their short maturities.

        Fiduciary Funds—Restricted and Short-Term Investments—Fair values are based on quoted market values.

        Long-Term Debt—The estimated fair values of the Company's long-term debt are based on current interest rates available to the Company for debt instruments with similar terms and remaining maturities.

        Derivative Financial Instruments—Market values have been used to determine the fair value of interest rate swaps and forward foreign exchange contracts based on estimated amounts the Company would receive or have to pay to terminate the agreements, taking into account the current interest rate environment or current foreign currency forward rates.

15.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

        Supplemental disclosures regarding cash flow information and non-cash flow investing and financing activities are as follows:

	Years ended December 31,
	2002	2001	2000
	(millions)
Supplemental disclosures of cash flow information:
Cash payments for income taxes	$70	$41	$27
Cash payments for interest	$62	$82	$85

Supplemental disclosures of non-cash flow investing and financing activities:
Issue of preference shares in lieu of dividend	$—	$1	$3
Purchase of fixed assets	—	1	—
Issue of stock on acquisition of subsidiaries	1	11	—
Deferred payments on acquisitions of subsidiaries	9	11	4
Acquisitions:
Fair value of assets acquired	79	19	38
Less: liabilities assumed	(74)	(15)	(25)
cash acquired	(21)	(5)	(6)

Acquisitions, net of cash acquired	$(16)	$(1)	$7

16.  ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME

        The components of other comprehensive income are as follows:

	Years ended December 31,
	2002	2001	2000
	(millions)
Net income	$210	$2	$9
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	1	(4)	(8)
Cumulative effect of accounting change (net of tax of $5 in 2001)	—	8	—
Unrealized holding gains (net of tax of $1 in 2002 and $1 in 2000)	2	1	2
Minimum pension liability adjustment (net of tax of $76 in 2002)	(167)	—	—
Net gain on derivative instruments (net of tax of $12 in 2002)	28	5	—

Other comprehensive (loss) income (net of tax of $89 in 2002, $5 in 2001 and $1 in 2000)	(136)	10	(6)

Comprehensive income	$74	$12	$3

        The components of accumulated other comprehensive (loss) income are as follows:

	Years ended December 31,
	2002	2001	2000
	(millions)
Net foreign currency translation adjustment	$(8)	$(9)	$(5)
Net cumulative effect of accounting change	8	8	—
Net unrealized holding gains	3	1	—
Net minimum pension liability adjustment	(167)	—	—
Net gain on derivative instruments	33	5	—

	$(131)	$5	$(5)

17.  COMMITMENTS AND CONTINGENCIES

        Operating Leases—The Company leases certain land, buildings and equipment under various operating lease arrangements. Original non-cancellable lease terms typically are between 10 and 20 years and may contain escalation clauses, along with options that permit early withdrawal. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.

        As of December 31, 2002, the aggregate future minimum rental commitments under all non-cancellable operating lease agreements are as follows:

	Gross Rental Commitments	Rentals from Subleases	Net Rental Commitments
	(millions)
2003	$62	$11	$51
2004	50	10	40
2005	42	9	33
2006	34	8	26
2007	33	7	26
Thereafter	84	23	61

Total	$305	$68	$237

        Rent expense amounted to $71 million, $63 million and $66 million for the years ended December 31, 2002, 2001 and 2000, respectively. The Company's rental income from subleases was $9 million, $6 million and $4 million for the years ended December 31, 2002, 2001 and 2000, respectively.

        Guarantees—Guarantees issued by certain of Willis Group Holdings' subsidiaries with respect to the Senior Credit Facility and the Notes are discussed elsewhere in these consolidated financial statements.

        Certain of Willis Group Holdings' subsidiaries have given the landlords of some leasehold properties occupied by the Company in the UK and the US guarantees in respect of the performance of the lease obligations of the subsidiary holding the lease. The operating lease obligations subject to such guarantees amounted to $140 million and $120 million at December 31, 2002 and 2001, respectively.

        In addition, the Company has given guarantees to bankers and other third parties relating principally to letters of credit amounting to $8 million and $7 million at December 31, 2002 and 2001, respectively.

        Put and Call Options Relating to Subsidiaries and Associates—For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell (a put option) their shares to the Company at various dates in the future. Generally, the exercise price of such puts and calls is formula-based (using revenues and earnings) and is designed to reflect fair value. Based on current projections of profitability and exchange rates, the potential amount payable in 2003 from these options is not expected to exceed $246 million. Of this balance, $197 million relates to Gras Savoye, as disclosed in Note 7.

        Claims, Lawsuits and Proceedings—The Company is subject to various actual and potential claims, lawsuits and proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance in the ordinary course of business. Similar to other corporations, the Company is also subject to a variety of other claims, including those relating to the Company's employment practices. Some of those claims, lawsuits and proceedings seek damages in amounts which could, if assessed, be significant.

        The Company acted as insurance broker, but not as underwriter, for the placement of both property and casualty insurance for a number of entities that were directly impacted by the September 11, 2001 destruction of the World Trade Center complex, including Silverstein Properties L.L.C., which acquired a 99-year leasehold interest in the twin towers and related facilities from the Port Authority of New York and New Jersey in July 2001. There are a number of lawsuits pending in the US between the insured parties and the insurers. Although the Company is not a party to any of these lawsuits, other disputes may arise with respect to the destruction of the World Trade Center complex which could affect the Company.

        Most of the claims, lawsuits and proceedings arising in the ordinary course of business are covered by professional indemnity or other appropriate insurance. In respect of self-insured deductibles, the Company has established provisions against these items which are believed to be adequate in the light of current information and legal advice, and the Company adjusts such provisions from time to time according to developments. On the basis of current information, the Company does not expect that the outcome of the actual claims, lawsuits and proceedings to which the Company is subject or potential claims, lawsuits and proceedings, either individually or in the aggregate, will have a material adverse effect on the Company's financial condition, results of operations or liquidity.

18.  SEGMENT INFORMATION

        SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") establishes standards for reporting information about operating segments and related disclosures, products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance.

        The Company conducts its worldwide insurance brokerage activities through three operating segments: Global, North America and International. Each operating segment exhibits similar economic characteristics, provides similar products and services and distributes same through common distribution channels to a common type or class of customer. In addition, the regulatory environment in each region is similar. Consequently, for financial reporting purposes the Company has aggregated these three operating segments into one reportable segment.

        None of the Company's customers represented more than 10% of the Company's consolidated commissions and fees for the years ended December 31, 2002, 2001 and 2000.

        Information regarding the Company's geographic locations is as follows:

	Years ended December 31,
	2002	2001	2000
	(millions)
Commissions and fees(1)
UK	$638	$516	$479
US	774	669	616
Other(3)	249	172	142

Total	$1,661	$1,357	$1,237

Long-lived assets(2)
UK	$142	$120	$135
US	56	53	42
Other(3)	15	12	15

Total	$213	$185	$192

(1)
Commissions and fees are attributed to countries based upon the location of the subsidiary generating the revenue.

(2)
Long-lived assets include identifiable fixed assets.

(3)
Other than in the UK and the US, the Company does not conduct business in any country in which its commissions and fees and/or long-lived assets exceed 10% of consolidated commissions and fees and/or long-lived assets, respectively.

        The Company has not reported revenues from external customers for each product and service or each group of similar products and services as the Company's internal systems do not allow for the generation of such information.

19.  RELATED PARTY TRANSACTIONS

        The Company has an Employee Stock Ownership Plan (the "ESOP") which invests in Willis Group Holdings' shares. The trustee of the ESOP transferred 47,093 and 424,724 shares during the years ended December 31, 2002 and 2001, respectively. At December 31, 2002 and 2001, the ESOP shares outstanding were 781,594 and 828,687, respectively. No dividends have been distributed on the shares held by the ESOP.

        KKR 1996 Fund (Overseas), Limited Partnership beneficially owns approximately 40% of Willis Group Holdings share capital. The general partner of KKR 1996 Fund (Overseas), Limited Partnership is KKR Associates II (1996), Limited Partnership, a limited partnership of which the general partner is KKR 1996 Overseas, Limited, a company owned by Messrs. Kravis, Roberts, Golkin and T.A. Fisher and other members of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co. L.P. KKR 1996 Overseas has sole voting and investment power with respect to the share capital owned by KKR 1996 Fund (Overseas).

        Kohlberg Kravis Roberts & Co. L.P. and Fisher Capital Corp. LLC, a company for which Mr. J.R. Fisher, a director of Willis Group Holdings, is the managing member and majority owner, render management, consulting and certain other services to the Company for annual fees payable quarterly in arrears. In 2002 and 2001, the Company paid amounts of $1,000,000, in the case of Kohlberg Kravis Roberts & Co. L.P. and $350,000, in the case of Fisher Capital Corp. LLC for those services. Included in accrued expenses is $56,582 and $70,827 payable to Fisher Capital Corp. LLC as of December 31, 2002 and 2001, respectively.

        In addition, the Company and Fisher Capital Corp. LLC entered into a share option agreement dated January 27, 1999, whereby the Company granted to Fisher Capital Corp. LLC 422,501 options to purchase an equivalent number of shares. The options vest upon grant date and are exercisable any time up to January 27, 2014. During 2002, options over 38,341 shares were exercised. The fair value of the options, computed on grant date using the Black-Scholes option-pricing model and assuming a dividend yield of 0%, expected volatility of 30%, a risk-free interest rate of 6.42% and a weighted-average expected life of three years, amounts to $334,905. This cost may not be indicative of the future benefit to be received by Fisher Capital Corp. LLC. Mr. J.R. Fisher, as the managing member and majority owner of Fisher Capital Corp. LLC may be deemed to share beneficial ownership of any options owned by Fisher Capital Corp. LLC but disclaims such beneficial ownership.

        During 2000, Willis North America acquired from Mr. J.J. Plumeri, the Chairman and Chief Executive Officer of Willis Group Holdings, a 12 1/2% undivided interest in a Citation V Ultra Aircraft for $693,719; as of December 31, 2000, this balance was recorded as a payable. This transaction was consummated on terms equivalent to those that prevail in arm's-length transactions.

20.  FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

        The Company conducts a significant portion of its business through its subsidiaries.

        The Willis North America debt securities registered in April 2003 will be, if issued, jointly and severally, irrevocably and fully and unconditionally guaranteed by the Company, Willis Group Limited, Willis Partners, Trinity Acquisition Limited, TA I Limited, TA II Limited, TA III Limited and TA IV Limited.

        Presented below is condensed consolidating financial information for: i) the Company, which will be a guarantor, on a parent company only basis; ii) the other Guarantors which are all wholly owned subsidiaries of the parent; iii) the Issuer, Willis North America; iv) Other which are the non-guarantor subsidiaries, on a combined basis; v) Eliminations; and vi) Consolidated Company and subsidiaries. The equity method has been used by the Company for all of its investments in subsidiaries.

        The following sets forth the entities included in the other Guarantors column:

    —Willis Group Limited

    —Willis Partners

    —Trinity Acquisition Limited

    —TA I Limited

    —TA II Limited

    —TA III Limited

    —TA IV Limited

        During 2001 (as more fully described in Note 1), Willis Group Holdings was acquired by TA I Limited through a reverse acquisition. Therefore, in the 2000 presentation of the statements of operations and cash flows, TA I Limited, the accounting predecessor, is considered the parent.

Condensed Consolidating Statement of Operations

	Year ended December 31, 2002
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES:
Commissions and fees	$—	$—	$—	$1,661	$—	$1,661
Interest income	—	—	9	95	(30)	74

Total revenues	—	—	9	1,756	(30)	1,735

EXPENSES:
General and administrative expenses (excluding non-cash compensation)	2	(11)	(7)	1,264	(34)	1,214
Non-cash compensation—performance options	—	—	—	80	—	80
Depreciation expense	—	—	6	28	—	34
Amortization of goodwill and other intangible assets	—	—	—	—	1	1
Net (gain) loss on disposal of operations	—	—	—	(15)	2	(13)

Total expenses	2	(11)	(1)	1,357	(31)	1,316

OPERATING (LOSS) INCOME	(2)	11	10	399	1	419
Investment income from Group undertakings	—	226	65	4	(295)	—
Interest expense	—	(258)	(75)	(57)	325	(65)

(LOSS) INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	(2)	(21)	—	346	31	354
INCOME TAX EXPENSE	—	(9)	—	130	20	141

(LOSS) INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	(2)	(12)	—	216	11	213
EQUITY IN NET INCOME OF ASSOCIATES	—	—	—	10	(1)	9
MINORITY INTEREST	—	—	—	(1)	(11)	(12)
EQUITY ACCOUNT FOR SUBSIDIARIES	212	220	77	—	(509)	—

NET INCOME (LOSS)	$210	$208	$77	$225	$(510)	$210

Condensed Consolidating Statement of Operations

	Year ended December 31, 2001
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES:
Commissions and fees	$—	$—	$—	$1,357	$—	$1,357
Interest income	1	5	10	83	(32)	67

Total revenues	1	5	10	1,440	(32)	1,424

EXPENSES:
General and administrative expenses (excluding non-cash compensation)	1	15	4	1,045	(11)	1,054
Non-cash compensation—performance options	—	—	—	158	—	158
Depreciation expense	—	—	5	28	—	33
Amortization of goodwill and other intangible assets	—	—	—	—	35	35
Net loss (gain) on disposal of operations	—	—	—	6	(23)	(17)

Total expenses	1	15	9	1,237	1	1,263

OPERATING (LOSS) INCOME	—	(10)	1	203	(33)	161
Investment income from Group undertakings	—	184	81	1	(266)	—
Interest expense	—	(232)	(89)	(59)	298	(82)

(LOSS) INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	—	(58)	(7)	145	(1)	79
INCOME TAX EXPENSE	—	(15)	(4)	75	6	62

(LOSS) INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	—	(43)	(3)	70	(7)	17
EQUITY IN NET INCOME OF ASSOCIATES	—	—	—	8	(4)	4
MINORITY INTEREST	—	(12)	—	—	(7)	(19)
EQUITY ACCOUNT FOR SUBSIDIARIES	2	57	43	—	(102)	—

NET INCOME (LOSS)	$2	$2	$40	$78	$(120)	$2

Condensed Consolidating Statement of Operations

	Year ended December 31, 2000
	The Predecessor	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES:
Commissions and fees	$—	$—	$—	$1,237	$—	$1,237
Interest income	—	3	12	91	(38)	68

Total revenues	—	3	12	1,328	(38)	1,305

EXPENSES:
General and administrative expenses	—	(63)	(9)	1,047	87	1,062
Depreciation expense	—	—	6	31	—	37
Amortization of goodwill and other intangible assets	—	—	—	—	35	35
Net (gain) loss on disposal of operations	—	—	—	(146)	145	(1)
Restructuring costs	—	—	—	18	—	18

Total expenses	—	(63)	(3)	950	267	1,151

OPERATING INCOME (LOSS)	—	66	15	378	(305)	154
Investment income from Group undertakings	—	53	88	—	(141)	—
Interest expense	—	(128)	(100)	(39)	178	(89)

(LOSS) INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	—	(9)	3	339	(268)	65
INCOME TAX EXPENSE	—	(17)	1	53	(4)	33

INCOME (LOSS) BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	—	8	2	286	(264)	32
EQUITY IN NET INCOME OF ASSOCIATES	—	—	—	6	(4)	2
MINORITY INTEREST	—	(23)	—	—	(2)	(25)
EQUITY ACCOUNT FOR SUBSIDIARIES	9	24	49	—	(82)	—

NET INCOME (LOSS)	$9	$9	$51	$292	$(352)	$9

Condensed Consolidating Balance Sheet

	As at December 31, 2002
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$1	$—	$97	$113	$—	$211
Fiduciary funds—restricted	—	—	103	1,266	—	1,369
Short-term investments	—	—	—	54	—	54
Accounts receivable	—	2,698	952	7,127	(4,188)	6,589
Fixed assets	—	—	31	182	—	213
Goodwill and other intangible assets	—	—	—	145	1,117	1,262
Investments in associates	—	—	—	125	(17)	108
Deferred tax assets	—	—	—	153	(2)	151
Other assets	—	4	4	178	2	188
Equity accounted subsidiaries	856	1,541	398	1,454	(4,249)	—

TOTAL ASSETS	$857	$4,243	$1,585	$10,797	$(7,337)	$10,145

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$—	$—	$574	$7,442	$(291)	$7,725
Deferred revenue and accrued expenses	—	—	17	216	—	233
Income taxes payable	—	8	—	92	69	169
Long-term debt	—	—	567	—	—	567
Provisions	—	—	16	82	31	129
Other liabilities	3	3,383	35	1,001	(3,979)	443

Total liabilities	3	3,391	1,209	8,833	(4,170)	9,266

MINORITY INTEREST	—	—	—	2	23	25
STOCKHOLDERS' EQUITY	854	852	376	1,962	(3,190)	854

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$857	$4,243	$1,585	$10,797	$(7,337)	$10,145

Condensed Consolidating Balance Sheet

	As at December 31, 2001
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$—	$—	$30	$98	$—	$128
Fiduciary funds—restricted	—	—	111	1,171	—	1,282
Short-term investments	—	—	—	42	—	42
Accounts receivable	10	2,831	1,096	6,593	(4,827)	5,703
Fixed assets	—	—	28	157	—	185
Goodwill and other intangible assets	—	—	—	135	1,066	1,201
Investments in associates	—	—	—	146	(11)	135
Deferred tax assets	—	—	5	75	(5)	75
Other assets	—	57	3	187	(49)	198
Equity accounted subsidiaries	696	1,356	275	1,256	(3,583)	—

TOTAL ASSETS	$706	$4,244	$1,548	$9,860	$(7,409)	$8,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$—	$—	$409	$6,635	$(245)	$6,799
Deferred revenue and accrued expenses	1	1	17	144	—	163
Income taxes payable	—	21	—	67	(13)	75
Long-term debt	—	—	787	—	—	787
Provisions	—	—	21	99	20	140
Other liabilities	9	3,545	39	1,309	(4,629)	273

Total liabilities	10	3,567	1,273	8,254	(4,867)	8,237

MINORITY INTEREST	—	—	—	1	15	16
STOCKHOLDERS' EQUITY	696	677	275	1,605	(2,557)	696

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$706	$4,244	$1,548	$9,860	$(7,409)	$8,949

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2002
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$210	$208	$77	$225	$(510)	$210
Equity account for subsidiaries	(212)	(220)	(77)	—	509	—
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net (gain) loss on sale of subsidiary, fixed assets and short-term investments	—	—	—	(16)	3	(13)
Depreciation	—	—	6	28	—	34
Amortization of goodwill and other intangible assets	—	—	—	—	1	1
Provision for doubtful accounts	—	—	—	6	—	6
Minority interest	—	—	—	(2)	11	9
Provisions	—	—	(6)	(23)	11	(18)
Provision for deferred income taxes	—	—	4	(14)	2	(8)
Non-cash compensation expense attributable to performance options	—	—	—	80	—	80
Other	—	—	—	(7)	1	(6)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary funds—restricted	—	—	7	(29)	—	(22)
Accounts receivable	—	1	5	(613)	44	(563)
Accounts payable	—	—	—	382	165	547
Other	2	(58)	(4)	174	(28)	86

Net cash (used in) provided by operating activities	—	(69)	12	191	209	343

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on disposal of fixed assets	—	—	—	3	—	3
Additions to fixed assets	—	—	(9)	(38)	—	(47)
Net cash proceeds from sale of operations	—	—	—	15	—	15
Acquisitions of subsidiaries, net of cash acquired	(11)	—	—	(2)	—	(13)
Purchase of short-term investments	—	—	—	(21)	—	(21)
Proceeds on sale of short-term investments	—	—	—	13	—	13

Net cash (used in) provided by investing activities	(11)	—	(9)	(30)	—	(50)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	—	(1)	(220)	—	—	(221)
Amounts owed by and to Group undertakings	12	67	284	(154)	(209)	—
Capital contribution from Willis Group Holdings	(4)	4	—	—	—	—
Purchase of treasury stock, net of sale proceeds	—	(1)	—	—	—	(1)
Proceeds from issue of shares	4	—	—	—	—	4

Net cash provided by (used in) financing activities	12	69	64	(154)	(209)	(218)

INCREASE IN CASH AND CASH EQUIVALENTS	1	—	67	7	—	75
Effect of exchange rate changes on cash and cash equivalents	—	—	—	8	—	8
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	30	98	—	128

CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$97	$113	$—	$211

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2001
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2	$2	$40	$78	$(120)	$2
Equity account for subsidiaries	(2)	(57)	(43)	—	102	—
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net (gain) loss on sale of subsidiary, fixed assets and short-term investments	—	—	—	(21)	4	(17)
Depreciation	—	—	5	28	—	33
Amortization of goodwill and other intangible assets	—	—	—	—	35	35
Provision for doubtful accounts	—	—	—	10	—	10
Minority interest	—	—	—	6	—	6
Provisions	—	—	(1)	(32)	20	(13)
Provision for deferred income taxes	—	—	1	(17)	(2)	(18)
Dividend	—	79	—	(79)	—	—
Non-cash compensation expense attributable to performance options	—	—	—	158	—	158
Other	—	—	—	(4)	4	—
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary funds—restricted	—	—	(8)	(312)	—	(320)
Accounts receivable	—	8	3	(1,330)	177	(1,142)
Accounts payable	—	—	—	1,338	108	1,446
Other	(5)	(49)	(2)	149	(52)	41

Net cash (used in) provided by operating activities	(5)	(17)	(5)	(28)	276	221

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on disposal of fixed assets	—	—	—	5	—	5
Additions to fixed assets	—	—	(15)	(25)	—	(40)
Net cash proceeds from sale of operations	—	—	—	22	—	22
Tax refund relating to prior acquisition	—	—	—	5	—	5
Purchase of short-term investments	—	—	—	(16)	—	(16)
Proceeds on sale of short-term investments	—	—	—	14	—	14
Investments in subsidiaries	(273)	(273)	—	—	546	—

Net cash (used in) provided by investing activities	(273)	(273)	(15)	5	546	(10)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	—	(1)	(171)	—	—	(172)
Amounts owed by and to Group undertakings	(10)	28	213	45	(276)	—
Repayment of preference shares	—	(273)	—	—	—	(273)
Proceeds from initial public offering, net of offering costs	282	—	—	—	—	282
Purchase of treasury stock, net of sale proceeds	—	(11)	—	—	—	(11)
Proceeds from issue of shares	6	547	—	—	(546)	7

Net cash provided by (used in) financing activities	278	290	42	45	(822)	(167)

INCREASE IN CASH AND CASH EQUIVALENTS	—	—	22	22	—	44
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(4)	—	(4)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	8	80	—	88

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$30	$98	$—	$128

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2000
	The Predecessor	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9	$9	$51	$292	$(352)	$9
Equity account for subsidiaries	(9)	(24)	(49)	—	82	—
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net (gain) loss on sale of subsidiary, fixed assets and short-term investments	—	—	—	2	—	2
Depreciation	—	—	6	31	—	37
Amortization of goodwill and other intangible assets	—	—	—	—	35	35
Provision for doubtful accounts	—	—	—	8	—	8
Minority interest	—	3	—	—	—	3
Provisions	—	—	1	(22)	(2)	(23)
Provision for deferred income taxes	—	—	(5)	(13)	10	(8)
Other	—	—	—	1	2	3
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary funds—restricted	—	—	25	(149)	—	(124)
Accounts receivable	—	1	—	(778)	35	(742)
Accounts payable	—	—	—	839	12	851
Other	—	(102)	10	(109)	229	28

Net cash (used in) provided by operating activities	—	(113)	39	102	51	79

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on disposal of fixed assets	—	—	—	7	—	7
Additions to fixed assets	—	—	(4)	(26)	—	(30)
Net cash proceeds from sale of operations	—	—	—	1	—	1
Acquisitions of subsidiaries, net of cash acquired	—	(9)	—	(8)	9	(8)
Investments in and advances to associates	—	—	—	(1)	—	(1)
Purchase of short-term investments	—	—	—	(32)	—	(32)
Proceeds on sale of short-term investments	—	—	—	25	—	25
Other, net	—	—	—	(3)	—	(3)

Net cash (used in) provided by investing activities	—	(9)	(4)	(37)	9	(41)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	—	(2)	(35)	5	—	(32)
Amounts owed by and to Group undertakings	—	92	(1)	(40)	(51)	—
Proceeds from issue of shares	—	18	—	—	(9)	9

Net cash provided by (used in) financing activities	—	108	(36)	(35)	(60)	(23)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	—	(14)	(1)	30	—	15
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(7)	—	(7)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	14	9	57	—	80

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$8	$80	$—	$88

21.  FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

        The Company conducts a significant portion of its business through its subsidiaries.

        The Trinity Acquisition Limited debt securities registered in April 2003 will be, if issued, jointly and severally, irrevocably and fully and unconditionally guaranteed by the Company, TA I Limited, TA II Limited and TA III Limited.

        Presented below is condensed consolidating financial information for: i) the Company, which will be a guarantor, on a parent company only basis; ii) the other Guarantors which are all wholly owned subsidiaries of the parent; iii) the Issuer, Trinity Acquisition Limited; iv) Other which are the non-guarantor subsidiaries, on a combined basis; v) Eliminations; and vi) Consolidated Company and subsidiaries. The equity method has been used by the Company for all of its investments in subsidiaries.

        The following sets forth the entities included in the other Guarantors column:

    —TA I Limited

    —TA II Limited

    —TA III Limited

        During 2001 (as more fully described in Note 1), Willis Group Holdings was acquired by TA I Limited through a reverse acquisition. Therefore, in the 2000 presentation of the statements of operations and cash flows, TA I Limited, the accounting predecessor, is considered the parent.

Condensed Consolidating Statement of Operations

	Year ended December 31, 2002
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES:
Commissions and fees	$—	$—	$—	$1,661	$—	$1,661
Interest income	—	—	—	104	(30)	74

Total revenues	—	—	—	1,765	(30)	1,735

EXPENSES:
General and administrative expenses (excluding non-cash compensation)	2	—	3	1,243	(34)	1,214
Non-cash compensation— performance options	—	—	—	80	—	80
Depreciation expense	—	—	—	34	—	34
Amortization of goodwill and other intangible assets	—	—	—	—	1	1
Net (gain) loss on disposal of operations	—	—	—	(15)	2	(13)

Total expenses	2	—	3	1,342	(31)	1,316

OPERATING (LOSS) INCOME	(2)	—	(3)	423	1	419
Investment income from Group undertakings	—	—	160	135	(295)	—
Interest expense	—	—	(68)	(322)	325	(65)

(LOSS) INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	(2)	—	89	236	31	354
INCOME TAX EXPENSE	—	—	24	97	20	141

(LOSS) INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	(2)	—	65	139	11	213
EQUITY IN NET INCOME OF ASSOCIATES	—	—	—	10	(1)	9
MINORITY INTEREST	—	—	—	(1)	(11)	(12)
EQUITY ACCOUNT FOR SUBSIDIARIES	212	208	143	—	(563)	—

NET INCOME (LOSS)	$210	$208	$208	$148	$(564)	$210

Condensed Consolidating Statement of Operations

	Year ended December 31, 2001
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES:
Commissions and fees	$—	$—	$—	$1,357	$—	$1,357
Interest income	1	—	—	98	(32)	67

Total revenues	1	—	—	1,455	(32)	1,424

EXPENSES:
General and administrative expenses (excluding non-cash compensation)	1	—	12	1,052	(11)	1,054
Non-cash compensation— performance options	—	—	—	158	—	158
Depreciation expense	—	—	—	33	—	33
Amortization of goodwill and other intangible assets	—	—	—	—	35	35
Net loss (gain) on disposal of operations	—	—	—	6	(23)	(17)

Total expenses	1	—	12	1,249	1	1,263

OPERATING (LOSS) INCOME	—	—	(12)	206	(33)	161
Investment income from Group undertakings	—	—	117	134	(251)	—
Interest expense	—	—	(82)	(283)	283	(82)

INCOME (LOSS) BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	—	—	23	57	(1)	79
INCOME TAX EXPENSE	—	—	16	40	6	62

INCOME (LOSS) BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	—	—	7	17	(7)	17
EQUITY IN NET INCOME OF ASSOCIATES	—	—	—	8	(4)	4
MINORITY INTEREST	—	(12)	—	—	(7)	(19)
EQUITY ACCOUNT FOR SUBSIDIARIES	2	14	7	—	(23)	—

NET INCOME (LOSS)	$2	$2	$14	$25	$(41)	$2

Condensed Consolidating Statement of Operations

	Year ended December 31, 2000
	The Predecessor	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES:
Commissions and fees	$—	$—	$—	$1,237	$—	$1,237
Interest income	—	—	—	106	(38)	68

Total revenues	—	—	—	1,343	(38)	1,305

EXPENSES:
General and administrative expenses	—	—	(65)	1,040	87	1,062
Depreciation expense	—	—	—	37	—	37
Amortization of goodwill and other intangible assets	—	—	—	—	35	35
Net (gain) loss on disposal of operations	—	—	—	(146)	145	(1)
Restructuring costs	—	—	—	18	—	18

Total expenses	—	—	(65)	949	267	1,151

OPERATING INCOME (LOSS)	—	—	65	394	(305)	154
Investment income from Group undertakings	—	—	—	135	(135)	—
Interest expense	—	—	(90)	(171)	172	(89)

(LOSS) INCOME BEFORE INCOME TAXES, EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	—	—	(25)	358	(268)	65
INCOME TAX EXPENSE	—	—	(20)	57	(4)	33

(LOSS) INCOME BEFORE EQUITY IN NET INCOME OF ASSOCIATES AND MINORITY INTEREST	—	—	(5)	301	(264)	32
EQUITY IN NET INCOME OF ASSOCIATES	—	—	—	6	(4)	2
MINORITY INTEREST	—	(23)	—	—	(2)	(25)
EQUITY ACCOUNT FOR SUBSIDIARIES	9	32	37	—	(78)	—

NET INCOME (LOSS)	$9	$9	$32	$307	$(348)	$9

Condensed Consolidating Balance Sheet

	As at December 31, 2002
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$1	$—	$—	$210	$—	$211
Fiduciary funds—restricted	—	—	—	1,369	—	1,369
Short-term investments	—	—	—	54	—	54
Accounts receivable	—	9	1,544	9,224	(4,188)	6,589
Fixed assets	—	—	—	213	—	213
Goodwill and other intangible assets	—	—	—	145	1,117	1,262
Investments in associates	—	—	—	125	(17)	108
Deferred tax assets	—	—	—	153	(2)	151
Other assets	—	—	4	182	2	188
Equity accounted subsidiaries	856	849	18	3,768	(5,491)	—

TOTAL ASSETS	$857	$858	$1,566	$15,443	$(8,579)	$10,145

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$—	$—	$—	$8,016	$(291)	$7,725
Deferred revenue and accrued expenses	—	—	—	233	—	233
Income taxes payable	—	—	40	60	69	169
Long-term debt	—	—	1	566	—	567
Provisions	—	—	—	98	31	129
Other liabilities	3	6	676	3,737	(3,979)	443

Total liabilities	3	6	717	12,710	(4,170)	9,266

MINORITY INTEREST	—	—	—	2	23	25
STOCKHOLDERS' EQUITY	854	852	849	2,731	(4,432)	854

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$857	$858	$1,566	$15,443	$(8,579)	$10,145

Condensed Consolidating Balance Sheet

	As at December 31, 2001
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$—	$—	$—	$128	$—	$128
Fiduciary funds—restricted	—	—	—	1,282	—	1,282
Short-term investments	—	—	—	42	—	42
Accounts receivable	10	9	1,609	8,902	(4,827)	5,703
Fixed assets	—	—	—	185	—	185
Goodwill and other intangible assets	—	—	—	135	1,066	1,201
Investments in associates	—	—	—	146	(11)	135
Deferred tax assets	—	—	—	80	(5)	75
Other assets	—	—	4	243	(49)	198
Equity accounted subsidiaries	696	674	(89)	3,528	(4,809)	—

TOTAL ASSETS	$706	$683	$1,524	$14,671	$(8,635)	$8,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$—	$—	$—	$7,044	$(245)	$6,799
Deferred revenue and accrued expenses	1	—	—	162	—	163
Income taxes payable	—	—	16	72	(13)	75
Long-term debt	—	—	—	787	—	787
Provisions	—	—	—	120	20	140
Other liabilities	9	6	834	4,053	(4,629)	273

Total liabilities	10	6	850	12,238	(4,867)	8,237

MINORITY INTEREST	—	—	—	1	15	16
STOCKHOLDERS' EQUITY	696	677	674	2,432	(3,783)	696

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$706	$683	$1,524	$14,671	$(8,635)	$8,949

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2002
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$210	$208	$208	$148	$(564)	$210
Equity account for subsidiaries	(212)	(208)	(143)	—	563	—
Adjustments to reconcile net income to net cash provided by operating activities:
Net (gain) loss on sale of subsidiary, fixed assets and short-term investments	—	—	—	(16)	3	(13)
Depreciation	—	—	—	34	—	34
Amortization of goodwill and other intangible assets	—	—	—	—	1	1
Provision for doubtful accounts	—	—	—	6	—	6
Minority interest	—	—	—	(2)	11	9
Provisions	—	—	—	(29)	11	(18)
Provision for deferred income taxes	—	—	—	(10)	2	(8)
Non-cash compensation expense attributable to performance options	—	—	—	80	—	80
Other	—	—	—	(7)	1	(6)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary funds—restricted	—	—	—	(22)	—	(22)
Accounts receivable	—	—	—	(607)	44	(563)
Accounts payable	—	—	—	382	165	547
Other	2	—	30	82	(28)	86

Net cash (used in) provided by operating activities	—	—	95	39	209	343

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on disposal of fixed assets	—	—	—	3	—	3
Additions to fixed assets	—	—	—	(47)	—	(47)
Net cash proceeds from sale of operations	—	—	—	15	—	15
Acquisitions of subsidiaries, net of cash acquired	(11)	—	—	(2)	—	(13)
Purchase of short-term investments	—	—	—	(21)	—	(21)
Proceeds on sale of short-term investments	—	—	—	13	—	13

Net cash used in investing activities	(11)	—	—	(39)	—	(50)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	—	—	(1)	(220)	—	(221)
Amounts owed by and to Group undertakings	12	—	(94)	291	(209)	—
Capital contribution from Willis Group Holdings	(4)	—	—	4	—	—
Purchase of treasury stock, net of sale proceeds	—	—	—	(1)	—	(1)
Proceeds from issue of shares	4	—	—	—	—	4

Net cash provided by (used in) financing activities	12	—	(95)	74	(209)	(218)

INCREASE IN CASH AND CASH EQUIVALENTS	1	—	—	74	—	75
Effect of exchange rate changes on cash and cash equivalents	—	—	—	8	—	8
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	—	128	—	128

CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$—	$210	$—	$211

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2001
	The Company	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2	$2	$14	$25	$(41)	$2
Equity account for subsidiaries	(2)	(14)	(7)	—	23	—
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net (gain) loss on sale of subsidiary, fixed assets and short-term investments	—	—	—	(21)	4	(17)
Depreciation	—	—	—	33	—	33
Amortization of goodwill and other intangible assets	—	—	—	—	35	35
Provision for doubtful accounts	—	—	—	10		10
Minority interest	—	—	—	6		6
Provisions	—	—	—	(33)	20	(13)
Provision for deferred income taxes	—	—	—	(16)	(2)	(18)
Dividends	—	22	(12)	(10)	—	—
Non-cash compensation expense attributable to performance options	—	—	—	158	—	158
Other	—	—	—	(4)	4	—
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary funds—restricted	—	—	—	(320)		(320)
Accounts receivable	—	—	—	(1,319)	177	(1,142)
Accounts payable	—	—	—	1,338	108	1,446
Other	(5)	(10)	24	84	(52)	41

Net cash (used in) provided by operating activities	(5)	—	19	(69)	276	221

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on disposal of fixed assets	—	—	—	5	—	5
Additions to fixed assets	—	—	—	(40)	—	(40)
Net cash proceeds from sale of operations	—	—	—	22	—	22
Tax refund relating to prior acquisitions	—	—	—	5	—	5
Purchase of short-term investments	—	—	—	(16)	—	(16)
Proceeds on sale of short-term investments	—	—	—	14	—	14
Investment in subsidiaries	(273)	(273)	—	—	546	—

Net cash (used in) provided by investing activities	(273)	(273)	—	(10)	546	(10)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	—	—	(1)	(171)	—	(172)
Amounts owed by and to Group undertakings	(10)	(1)	(18)	305	(276)	—
Repayment of preference shares	—	(273)	—	—	—	(273)
Proceeds from initial public offering, net of offering costs	282	—	—	—	—	282
Purchase of treasury stock, net of sale proceeds	—	—	—	(11)	—	(11)
Proceeds from issue of shares	6	547	—	—	(546)	7

Net cash provided by (used in) financing activities	278	273	(19)	123	(822)	(167)

INCREASE IN CASH AND CASH EQUIVALENTS	—	—	—	44	—	44
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(4)	—	(4)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	—	88	—	88

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$—	$128	$—	$128

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2000
	The Predecessor	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9	$9	$32	$307	$(348)	$9
Equity account for subsidiaries	(9)	(32)	(37)	—	78	—
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net (gain) loss on sale of subsidiary, fixed assets and short-term investments	—	—	—	2	—	2
Depreciation	—	—	—	37	—	37
Amortization of goodwill and other intangible assets	—	—	—	—	35	35
Provision for doubtful accounts	—	—	—	8	—	8
Minority interest	—	3	—	—	—	3
Provisions	—	—	—	(21)	(2)	(23)
Provision for deferred income taxes	—	—	—	(18)	10	(8)
Dividends	—	20	—	(20)	—	—
Other	—	—	—	1	2	3
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary funds—restricted	—	—	—	(124)	—	(124)
Accounts receivable	—	—	—	(777)	35	(742)
Accounts payable	—	—	—	839	12	851
Other	—	—	(85)	(116)	229	28

Net cash (used in) provided by operating activities	—	—	(90)	118	51	79

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds on disposal of fixed assets	—	—	—	7	—	7
Additions to fixed assets	—	—	—	(30)	—	(30)
Net cash proceeds from sale of operations	—	—	—	1	—	1
Acquisitions of subsidiaries, net of cash acquired	—	—	(9)	(8)	9	(8)
Investments in and advances to associates	—	—	—	(1)	—	(1)
Purchase of short-term investments	—	—	—	(32)	—	(32)
Proceeds on sale of short-term investments	—	—	—	25	—	25
Other, net	—	—	—	(3)	—	(3)

Net cash (used in) provided by investing activities	—	—	(9)	(41)	9	(41)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	—	—	(1)	(31)	—	(32)
Amounts owed by and to Group undertakings	—	—	90	(39)	(51)	—
Proceeds from issue of shares	—	—	9	9	(9)	9

Net cash provided by (used in) financing activities	—	—	98	(61)	(60)	(23)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	—	—	(1)	16	—	15
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(7)	—	(7)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	1	79	—	80

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$—	$88	$—	$88

Schedule II

WILLIS GROUP HOLDINGS LIMITED

VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at beginning of period	Additions charged to costs and expenses	Deductions		Foreign exchange differences	Balance at end of period
	(million)
Year ended December 31, 2002
Provision for bad and doubtful debts	$25	$5	$(2)		$2	$30
Deferred tax valuation allowance	92	1	(3)		10	100

Year ended December 31, 2001
Provision for bad and doubtful debts	$24	$10	$(8	)(1)	$(1)	$25
Deferred tax valuation allowance	101	—	(6)		(3)	92

Year ended December 31, 2000
Provision for bad and doubtful debts	$25	$8	$(7)		$(2)	$24
Deferred tax valuation allowance	125	8	(22)		(10)	101

(1)
Includes $6 million relating to dispositions.

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  Item 5—Other Events
SIGNATURE
EXHIBIT INDEX
  Exhibit 23.1
  Exhibit 99.1
WILLIS GROUP HOLDINGS LIMITED
  INDEPENDENT AUDITORS' REPORT
WILLIS GROUP HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF OPERATIONS
WILLIS GROUP HOLDINGS LIMITED CONSOLIDATED BALANCE SHEETS
WILLIS GROUP HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS
WILLIS GROUP HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
WILLIS GROUP HOLDINGS LIMITED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
  Schedule II
WILLIS GROUP HOLDINGS LIMITED VALUATION AND QUALIFYING ACCOUNTS